UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_________________________
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ANI PHARMACEUTICALS, INC.

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ANI Pharmaceuticals, Inc.
104 Carnegie Center Drive, Suite 300
Princeton, New Jersey 08540
(609) 759-1810
April 9, 2026

To Our Stockholders:

At ANI Pharmaceuticals, our purpose is clear: Serving Patients, Improving Lives. We believe the progress we made in 2025 positions us to fulfill this mission for years to come. We delivered record financial performance while continuing to advance our transformation into a leading Rare Disease company. Importantly, our Generics and Brands businesses generated meaningful cash flows to support our Rare Disease business. Our success reflects the strength of our strategy and the dedication of our employees throughout our organization. As we progress through 2026, I am confident that we are well-positioned to deliver continued growth and meaningful value creation for all of our stakeholders.

A Year of Record Performance

2025 marked a year of exceptional growth across the organization, led by continued momentum in Rare Disease and sustained execution in Generics. For the full year 2025, we generated record net revenues of $883.4 million, representing 43.8% growth year-over-year, and an increase in adjusted non-GAAP EBITDA1 of 47.3% to $229.8 million. Since 2022, we have more than tripled revenue and more than quadrupled adjusted non-GAAP EBITDA, reflecting the strength of our R&D capabilities, operational execution and disciplined focus on our strategic priorities.

Rare Disease – Driving our Transformation

At the core of our efforts is our Rare Disease franchise. In 2025, our Rare Disease portfolio generated $422.6 million in revenue, including $347.8 million in net sales from our lead product Purified Cortrophin® Gel (“Cortrophin Gel”), which grew 75.6% year-over-year.
Cortrophin Gel’s performance was broad-based as we expanded our reach into underpenetrated indications across neurology, nephrology, rheumatology, pulmonology, and ophthalmology, allowing us to serve more patients. More than half of Cortrophin Gel prescribers were new to ACTH therapy, highlighting our success in expanding awareness of this important treatment option.

We also see a meaningful opportunity for Cortrophin Gel in acute gouty arthritis flares, an indication unique to the Cortrophin Gel label. In 2025, acute gouty arthritis flares accounted for approximately 15.0% of Cortrophin Gel utilization. Following successful pilots in primary care and podiatry, we are now investing in a dedicated organization of approximately 90 people to expand adoption in this underserved patient population. This measured investment reflects our confidence in Cortrophin Gel’s multi-year growth runway and our focus on high-return commercial initiatives.

Within ophthalmology, 2025 was a reset year for ILUVIEN. Our efforts centered on strengthening the commercial organization, expanding peer-to-peer education, and implementing alternative access pathways to help physician practices navigate Medicare-related dynamics. We remain confident in the long-term opportunity across both diabetic macular edema and chronic non-infectious uveitis affecting the posterior segment and are committed to returning the franchise to sustainable growth in 2026.

1 Adjusted non-GAAP EBITDA is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). See Appendix B to this Proxy Statement for the definition of this non-GAAP measure and a reconciliation to the most directly comparable GAAP financial measure.

Generics and Brands – Supporting Sustainable Growth

Beyond Rare Disease, our Generics business delivered another year of strong performance in 2025, reflecting the depth of our R&D capabilities, U.S. based manufacturing footprint and operational excellence. Generics revenue grew 27.6% to $384.1 million, driven by a steady cadence of new product launches and consistent reliable supply of existing products. We continue to invest a high single-digit percentage of Generics revenue into R&D to sustain 10 to 15 product launches annually. Our Brands business remains an important contributor to ANI, characterized by reliability of supply, strong margins, and cash flow generation.

Continued Momentum into 2026 and Beyond

As we continue to grow, ANI remains focused on three priorities: accelerating our transformation to a leading Rare Disease company, maintaining disciplined execution in Generics, and deploying capital thoughtfully to expand the scope and scale of our Rare Disease business. With a clear strategy and a solid financial foundation, we believe ANI is well positioned to build on this momentum and continue delivering for patients and our stockholders.

Sincerely,

Nikhil Lalwani
Chief Executive Officer

ANI Pharmaceuticals, Inc.
104 Carnegie Center Drive, Suite 300
Princeton, New Jersey 08540
(609) 759-1810
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, May 21, 2026, 9:00 A.M. (Eastern Time)
Virtual Meeting Only — No Physical Meeting Location

TIME AND DATE	9:00 A.M. Eastern Time on Thursday, May 21, 2026
PLACE	www.virtualshareholdermeeting.com/ANIP2026
AGENDA
•Elect the seven director nominees named in the Proxy Statement
•Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026
•Advisory vote to approve the compensation of the Company’s named executive officers
•Advisory vote to approve the frequency of future advisory votes to approve the compensation of the Company's named executive officers
•Approve the Company's Amended and Restated 2022 Stock Incentive Plan
•Transact such other business as may properly come before the meeting (including adjournments and postponements)

RECORD DATE	March 23, 2026

The Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on Thursday, May 21, 2026 at 9:00 A.M. Eastern Time. We have adopted a virtual format for the Annual Meeting to provide a convenient experience to all stockholders regardless of location. If you received a 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials, you will be able to attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/ANIP2026.
The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log into the virtual Annual Meeting are provided in the accompanying Proxy Statement.
Only holders of record of the Company’s Common Stock and Class C Special Stock as of the close of business on March 23, 2026 are entitled to notice of and to vote at the Annual Meeting.
Your vote is very important. Regardless of whether you plan to attend the virtual Annual Meeting, we strongly encourage you to vote in advance of the Annual Meeting. If you are a stockholder of record of Common Stock or Class C Special Stock, please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of Common Stock or Class C Special Stock in "street name" through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by your bank broker or other nominee, which include instructions for voting by Internet or telephone. For specific instructions on how to vote your shares, please refer to the section titled “How to Vote” on page 2 of the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2026.
THIS NOTICE OF THE 2026 ANNUAL MEETING, THE 2026 PROXY STATEMENT AND THE 2025 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

By Order of the Board of Directors,

Meredith W. Cook
Senior Vice President, General Counsel and Corporate Secretary
April 9, 2026

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Forward-Looking Statements
This proxy statement (including the CEO letter to stockholders) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this proxy statement (including the CEO letter to stockholders) are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “estimates,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words, and the use of future dates. Such forward-looking statements include, but are not limited to, statements concerning our planned future operations, strategies and growth potential; our financial performance, including our estimates of our expenses and capital requirements, and our expectations regarding our revenue potential (including revenue from licensing, royalties and sales) of our products; our beliefs regarding the strength of our strategy and dedication of our employees; our belief that we are well-positioned to deliver continued growth and meaningful value creation for all of our stakeholders; our focus on our current priorities of accelerating our leadership in Rare Disease, maintaining disciplined execution in Generics, and deploying capital thoughtfully to expand the scope and scale of our Rare Disease business; our development pipeline, including the structure, focus, success, cost and timing of our development activities, including nonclinical studies and clinical trials, and the reporting of data from those activities; our manufacturing capabilities and our ability to comply with significant regulations with respect to the manufacture of our products or, where applicable, our reliance on third parties to do the same; and selling and marketing strategies and associated costs to support the sales of our branded products, including Cortrophin Gel and ILUVIEN.
Any forward-looking statements in this proxy statement (including the CEO letter to stockholders) are based on the reasonable beliefs of our management as well as assumptions made by and information currently available to our management. Forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors, some of which cannot be predicted or quantified, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in our Annual Report on Form 10-K, as well as in our other periodic reports filed with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
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ANI Pharmaceuticals, Inc.
104 Carnegie Center Drive, Suite 300
Princeton, New Jersey 08540
(609) 759-1810
________________________
PROXY STATEMENT SUMMARY
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Eastern Time
on Thursday, May 21, 2026
________________________
Our Board of Directors (the “Board”) solicits your proxy for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment of the Annual Meeting for the matters set forth in “Notice of 2026 Annual Meeting of Stockholders.” The Annual Meeting will be held virtually on Thursday, May 21, 2026 at 9:00 A.M. Eastern Time at www.virtualshareholdermeeting.com/ANIP2026. This Proxy Statement is being made available to holders of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) and the Company’s Class C Special Stock, $0.0001 par value per share (the “Class C Special Stock” and the holders of the Common Stock and the Class C Special Stock together, the “Stockholders”) beginning on or around April 9, 2026.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Record Date	March 23, 2026 (the “Record Date”)

Quorum Requirement
Holders of at least one-third of the outstanding shares of the Company’s capital stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present at the Annual Meeting for purposes of determining a quorum.

Voting Shares Outstanding on the Record Date
22,750,198 shares of Common Stock and 10,864 shares of Class C Special Stock were outstanding as of the Record Date. The 22,750,198 shares of Common Stock and 10,864 shares of Class C Special Stock outstanding as of March 23, 2026 are entitled to cast an aggregate of 22,761,062 votes, which is one vote per share.

How to Vote
If you held shares of Common Stock or Class C Special Stock at the close of business on the Record Date, you may vote at the Annual Meeting.

Stockholders of Record. If your shares of Common Stock or Class C Special Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, you may vote your shares virtually during the Annual Meeting or by proxy prior to the Annual Meeting.
•    To submit your proxy by telephone or the Internet before the Annual Meeting, please follow the instructions provided on the proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”) you received instead of printed copies of our proxy materials. Your vote must be received by 11:59 P.M. Eastern Time on May 20, 2026 to be counted.
•    If you received printed proxy materials, you may submit your proxy by mail by completing, signing and dating the proxy card and returning it in the postage-paid envelope that is enclosed in your proxy materials. Mailed proxy cards must be received no later than May 20, 2026 to be counted. If you return your signed proxy card to us by May 20, 2026, we will vote your shares as you direct.
•    You may vote your shares during the Annual Meeting by following the instructions provided on the Notice and logging in to www.virtualshareholdermeeting.com/ANIP2026. You will be asked to provide the 16-digit control number from your Notice.

Beneficial Holders. If your shares are registered in the name of your bank, broker, or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” As a beneficial owner, you will receive a notice, often called a “voting instruction form,” containing voting instructions from your bank, broker or other nominee. Please follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. You are also invited to attend the Annual Meeting. If your voting instruction form indicates that you may vote your shares through the www.proxyvote.com website, then you may vote your shares through such website in advance of the Annual Meeting and you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on the voting instruction form you received. Otherwise, if you are a beneficial holder and your voting instruction form does not indicate a control number but you wish to vote during the Annual Meeting, you should contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in or vote at the Annual Meeting). Voting by a Stockholder during the Annual Meeting will replace any previous votes.

Changing Your Vote
If your shares are registered directly in your name and you have given your proxy and later wish to revoke it or change your vote, you may do so at any time before your proxy is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or (b) casting a later vote via the Internet or by telephone, or (c) attending the Annual Meeting and voting online during the Annual Meeting. Attendance online at the Annual Meeting will not revoke a proxy unless the Stockholder actually votes online during the virtual meeting. Your latest Internet or telephone proxy is the one that will be counted. If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions or change your vote by contacting that firm.

Votes Required to Adopt Proposals

Proposal	Vote Required	Voting Choices	Broker Discretionary Voting Allowed
Election of the director nominees named in the Proxy Statement ("Proposal 1")	The number of votes cast by Stockholders present at the Annual Meeting in person (virtually) or by proxy and voting “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee.	“FOR”, “AGAINST”, or “ABSTAIN”	No

Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026 ("Proposal 2")	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	Yes

Advisory vote to approve the compensation of the Company’s named executive officers ("Proposal 3")	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	No

Advisory vote to approve the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (“Proposal 4”)	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“ONE YEAR", "TWO YEARS", "THREE YEARS", or "ABSTAIN"	No

Approval of the Company's Amended and Restated 2022 Stock Incentive Plan ("Proposal 5")	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	No
Each holder of Common Stock and Class C Special Stock represented at the Annual Meeting will be entitled to cast one vote for each share of Common Stock and Class C Special Stock, as applicable, entitled to vote and held by such holder as of the Record Date. Stockholders do not have cumulative voting rights. The Common Stock and the Class C Special Stock vote together as a single class.

Effect of Abstentions and Broker Non-Votes
A “broker non-vote” occurs when shares held in “street name” through a broker or similar organization are not voted because (1) the broker has not received voting instructions as to how to vote the shares from the stockholder who beneficially owns the shares within the required timeframe before the Annual Meeting and (2) the broker lacks authority to vote the shares at its discretion.

Under the current rules of the New York Stock Exchange (“NYSE”) applicable to brokers and other securities intermediaries in their capacity as “member organizations,” such brokers and other securities intermediaries may generally use their discretion to vote your uninstructed shares on matters considered to be “routine” under NYSE rules, but not on “non-routine” matters. We believe that Proposal 2, to ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for the year ending December 31, 2026, is considered a “routine” matter on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. Accordingly, we do not expect there to be any broker non-votes for such proposal.

However, we believe that Proposal 1, the election of directors, Proposal 3, the advisory vote to approve the compensation of the Company’s named executive officers, Proposal 4, the advisory vote to approve the frequency of future advisory votes to approve the compensation of the Company's named executive officers, and Proposal 5, the approval of the Company’s Amended and Restated 2022 Stock Incentive Plan, are considered “non-routine” matters, and therefore, your broker cannot vote your shares on these non-routine matters unless your broker receives instructions from you as to how to vote. If you are a beneficial holder and do not provide specific voting instructions to your broker or custodian of your shares, your broker or custodian will not be authorized to vote on any of the matters other than Proposal 2. For Proposals 1, 3, 4, and 5, broker non-votes will have “NO EFFECT” on the outcome of such proposals.

For Proposals 2, 3, 4 and 5, abstentions will have the same effect as a vote “AGAINST” such proposals. For Proposal 1, abstentions will have “NO EFFECT” on the outcome of such proposal.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you are a Stockholder of record and you submit proxy voting instructions but do not direct how to vote on each proposal, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their judgment. Our Second Amended and
Restated Bylaws (“bylaws”) set forth requirements for advance notice of nominations and agenda items for the Annual Meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the Annual Meeting, other than the items from the Board described in this Proxy Statement.

Proxy Solicitation Costs
The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of 2026 Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by the Company. Our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Voting Results
We expect to announce preliminary results at the Annual Meeting. We will report final results from the Annual Meeting in a filing with the U.S. Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting in a Current Report on Form 8-K.

Access and Log-in Instructions for Virtual Annual Meeting
The platform for the virtual Annual Meeting includes functionality that affords validated Stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log into the virtual Annual Meeting are provided below, and once admitted, Stockholders may submit questions and vote their shares by following the instructions that will be available on the Annual Meeting website.
To be admitted to the Annual Meeting, go to www.virtualshareholdermeeting.com/ANIP2026 and enter the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Online access to the Annual Meeting will open at 8:45 A.M. Eastern Time to allow time for you to log in prior to the start of the live audio webcast of the Annual Meeting at 9:00 A.M. Eastern Time.
INTERNET AVAILABILITY OF PROXY MATERIALS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2026:
THE NOTICE OF THE 2026 ANNUAL MEETING, THE PROXY STATEMENT, AND THE 2025 ANNUAL
REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.
QUESTIONS

For questions regarding	Contact via mail or email:
Annual Meeting	ANI Pharmaceuticals, Inc. 104 Carnegie Center Drive, Suite 300 Princeton, New Jersey 08540 Attn: Investor Relations Email: IR@anipharmaceuticals.com

PROPOSAL 1: ELECTION OF DIRECTORS
Board Composition; Selection of Nominees
The Company’s bylaws provide that our Board of Directors (the “Board”) may determine the number of directors from time to time. Our Board is currently composed of eight members.
The Company’s Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for determination any specific minimum qualifications that must be met, any specific qualities or skills that are necessary for one or more of our Board members to possess, and the desired qualifications, expertise and characteristics of our Board members. All directors are encouraged to submit to the Company’s Nominating and Corporate Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate’s qualifications. The Nominating and Corporate Governance Committee also considers candidates recommended by the Stockholders for election to the Board that are submitted in accordance with the Company's bylaws and in compliance with applicable rules of the SEC. The Nominating and Corporate Governance Committee will screen and submit to the full Board the names and biographical information of those persons considered by the Nominating and Corporate Governance Committee to be viable candidates for election as directors.
There are no term limits and no fixed retirement age for directors. The Board does not believe that a fixed retirement age, or term limits, for directors are appropriate. While mandatory retirement and term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who over time have developed increasing insight into the Company and its operations and therefore provide an increasing contribution to the Board as a whole.
When seeking new director candidates, the Nominating and Corporate Governance Committee will consider potential candidates for director submitted by Board members, members of our management, and our Stockholders, and the Committee does not evaluate candidates differently based upon the source of the nominee. The Company did not receive any director nominations from Stockholders in accordance with procedures set forth in its bylaws. Director nominations presented by Stockholders at the Annual Meeting will not be considered.
The Company announced in December 2025 that Patrick D. Walsh would not seek re-election as a director at the Annual Meeting. Thus, the Nominating and Corporate Governance Committee recommended to the Board the following seven incumbent directors of the Board as nominees for election to the Board at the Annual Meeting to serve, if elected, until the 2027 annual meeting and thereafter until a successor is duly elected and qualified or until their earlier death, resignation, or removal. Set forth below are the names and ages of these nominees, the years they became directors, their principal occupations or employment for at least the past five years and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experiences, qualifications, or skills that led our Nominating and Corporate Governance Committee to conclude that each person should serve as a director.
Information Regarding Director Nominees
Thomas J. Haughey, 62, has served as a director since May 2018 and has been Chairman of the Board since October 2025. Mr. Haughey held the role of General Counsel and Secretary at Par Pharmaceutical Companies, Inc. (“Par”) from 2003 through 2016. In addition to his role as General Counsel, he held various additional executive roles at Par including President from 2011 to 2012 and Chief Administrative Officer from 2012 to 2016. Prior to that, Mr. Haughey held positions at Schering-Plough Corporation, where he was Chief Counsel from 1998 to 2001 and Legal Director from 2001 to 2003. Previously, Mr. Haughey was an attorney at Cadwalader, Wickersham & Taft and a certified public accountant at Arthur Andersen & Co. Since 2016, Mr. Haughey has been an adjunct professor at Passaic County Community College. Mr. Haughey earned a B.S. in accounting at St. John’s University and a J.D. at the New York University School of Law.
Mr. Haughey is qualified to serve on our Board because of his experience in the pharmaceutical industry, as well as his legal, financial and accounting expertise.
Mr. Haughey is the current Chairman of the Board and is a member of the Board’s Audit and Finance Committee. He qualifies as an audit committee financial expert. He is also a member of the Board’s Nominating and Corporate Governance Committee.

Nikhil Lalwani, 48, has served as ANI’s President and Chief Executive Officer and as a member of the Board since September 2020. Prior to joining ANI, from April 2017 to April 2020, Mr. Lalwani was Chief Executive Officer of the India Rx Business at Cipla Ltd. (NSE: CIPLA) (“Cipla”), a global pharmaceutical company. In addition, Mr. Lalwani held various additional executive roles at Cipla, including acting as Chief Executive Officer of Cipla USA from April 2017 to April 2020, as Chief Executive Officer of InvaGen, a subsidiary of Cipla, from April 2016 to April 2020, as Head of US Strategy, M&A and Integration, and as Head of Cipla’s Global Respiratory business. In these roles, Mr. Lalwani developed and executed multi-year strategic growth plans for key products and facilitated successful acquisitions as Cipla entered the specialty pharmaceutical space. Prior to Cipla, Mr. Lalwani was an Associate Partner with McKinsey & Company, serving pharmaceutical and healthcare companies across the world, and an engineer with Medtronic. Mr. Lalwani holds a B.S. in Electrical Engineering from Georgia Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania.
Mr. Lalwani is qualified to serve on our Board based on his extensive experience as an executive in the pharmaceutical industry and his position as President and Chief Executive Officer of ANI. As a member of the executive team of the Company, Mr. Lalwani serves a vital function in the link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.
Matthew J. Leonard, R.Ph., 60, has been a member of the Board since August 2023. Since December 2023, Mr. Leonard has served as Pfizer, Inc.'s Senior Vice President of Global Access and Value. Prior to that, from May 2021 to December 2023, he served as the Chief Pharmacy Strategy Officer at Capsule, a digital healthcare company focused on improving the delivery of pharmacy services, and served as the Executive Vice President, President, North America, and Global Supply Chain Officer at Covetrus from April 2019 to April 2020. Prior to Covetrus, Mr. Leonard spent 24 years in a variety of leadership roles with CVS Health, most recently as Executive Vice President, Pharmaceutical Contracting, Purchasing and Managed Care. From August 2016 to April 2019, Mr. Leonard also served as Chairman of the Board and President at Red Oak Sourcing, LLC, the joint venture between CVS Health and Cardinal Health, where he was responsible for securing an $8 billion portfolio of generic drugs. Mr. Leonard holds a B.S. in Pharmacy from the University of Rhode Island and is a Registered Pharmacist in the State of Rhode Island.
Mr. Leonard is qualified to serve on our Board because of his extensive executive leadership experience in the pharmaceutical and pharmacy services industries.
Mr. Leonard is currently a member of the Board’s Audit and Finance Committee and a member of the Board’s Nominating and Corporate Governance Committee.
Antonio R. Pera, 68, has served as a director since August 2020. Mr. Pera served in various roles, including as President of Par, the fifth-largest generic manufacturer in the United States, from December 2013 until his retirement in August 2019. Prior to Par, Mr. Pera held leadership positions at AmerisourceBergen, American Pharmaceuticals Partners, Bedford Laboratories, a division of Ben Venue Laboratories, and Baxter Healthcare. His breadth of experience spans sales, marketing, supply chain operations, and licensing, and he has played a pivotal role in the successful growth and commercialization efforts at several successful pharma entities. Mr. Pera holds a B.S. in Business Administration from the University of Illinois at Urbana-Champaign and an M.B.A. from DePaul University.
Mr. Pera is qualified to serve on our Board based on his significant leadership experience and his knowledge of the pharmaceutical industry.
Mr. Pera is the current Chair of the Board’s Compensation Committee.
Muthusamy Shanmugam, 58, has served as a director and as the Company's Head of Research & Development and Chief Operating Officer of New Jersey Operations since November 2021. Mr. Shanmugam joined the Board in November 2021 in connection with ANI’s acquisition of Novitium Pharma LLC (“Novitium”), where he was the President and Founder. Mr. Shanmugam has over three decades of experience in the pharmaceutical industry, including serving as President of Novitium (now a wholly owned subsidiary of the Company) from 2016 to November 2021. Prior to co-founding Novitium, Mr. Shanmugam also held positions at Par and Novel Laboratories, Inc. Mr. Shanmugam is a director and founder of Nuray Chemicals Private Limited and Sthree Chemicals Private Limited, both located in India and engaged in manufacturing of active pharmaceutical ingredients, and is a director and founder of SS Pharma LLC, which acts as a U.S. agent for sales of active pharmaceutical ingredients. Mr. Shanmugam is also a director and founder of Esjay LLC and Esjay Pharma Private Limited, which provides R&D and facility consulting services and finished dosage manufacturing, and of Scitus Pharma Services Pvt Ltd, a clinical research organization, both located in India. Mr. Shanmugam began his career as a formulation scientist at Kali Laboratories, Inc. Mr. Shanmugam obtained his M.S. in Industrial Pharmacy from the Tamil Nadu Dr. M.G.R. Medical University and is a registered pharmacist in the state of New York.
Mr. Shanmugam is qualified to serve on our Board based on his extensive experience in the pharmaceutical industry and his leadership of Novitium and his current leadership at the Company in R&D and Operations.

Renee P. Tannenbaum, Pharm.D., 74, has served as a director since March 2022. Since March 2025, Dr. Tannenbaum has served as Corporate Development Advisor for Bench International, an executive search firm focused on biotech and life sciences. Previously, she served as Vice President of Global Partnering at Halozyme, Inc. from August 2016 to July 2021, where she was responsible for leading the team that executed business development activities and the company’s alliances through partnerships and collaborations. Prior to that, Dr. Tannenbaum was Head of Global Customer Excellence at AbbVie from October 2012 to January 2016, where she was responsible for building commercial capabilities for the organization. Dr. Tannenbaum has extensive experience as a Board member and a strategic advisor. She has served since June 2021 as a director at Cardiff Oncology, Inc., and previously served as a director of Zogenix, Inc. from 2015 until 2022, both U.S. publicly traded companies. She has also served as a director for foreign publicly traded companies Nordic Nanovector ASA and Cipher Pharmaceuticals, Inc., and Sharps Compliance, Inc., and the privately held company Immune Pharmaceuticals, Inc. Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her M.B.A. from Temple University, and her B.S. in Pharmacy from the University of Connecticut.
Dr. Tannenbaum is qualified to serve on our Board based on her extensive executive leadership experience in the pharmaceutical and biopharmaceutical industries and her current and past experience as a director of several U.S. and foreign publicly traded companies.
Dr. Tannenbaum is currently a member of the Board's Compensation Committee and Chair of the Board’s Nominating and Corporate Governance Committee.
Jeanne A. Thoma, 66, has served as a director since August 2020. In November 2021, Ms. Thoma joined the Board of Nanoform Finland Oyj, a foreign publicly traded company and a producer of nanoformed drug particles. Previously, Ms. Thoma served as a director of the Avid Bioservices, Inc., a U.S. publicly traded company, from December 2020 until the company was taken private in February 2025. She was on the Board of Vectura Group plc. from December 2020 until the sale of the company in October 2021, and on the Board of Pharmathen Global B.V. from January 2022 until March 2024, following a change in the company’s strategy. From January 2017 to October 2020, Ms. Thoma was the President and Chief Executive Officer of SPI Pharma Inc., a global pharmaceuticals ingredients company which manufactures actives, excipients, and drug delivery systems. From January 2015 to December 2016, Ms. Thoma worked as an independent consultant to technology and specialty chemicals companies. Previously, Ms. Thoma worked for Lonza AG, a Switzerland-based biotech company, where she held positions of increasing responsibility, including President and Chief Operating Officer of the Microbial Control Business Sector. Prior to joining Lonza in 2004, Ms. Thoma spent 14 years at BASF Corp. in the Pharma Solutions business where she held various leadership positions in Sales, Marketing and Operations. Ms. Thoma holds a B.S. from Montclair State University and an M.B.A. from Fairleigh Dickinson University.
Ms. Thoma is qualified to serve on our Board based on her extensive leadership experience in the pharmaceutical industry.
Ms. Thoma is currently the chair of the Board’s Audit and Finance Committee and a member of the Board's Compensation Committee.
Director Compensation
The Company's non-employee directors received the following compensation:
Annual Cash Compensation. In 2025, the Company’s non-employee directors received an annual cash retainer of $59,250. The Chair of the Board also received an additional annual retainer of $42,500. Chairs of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees received additional annual retainers of $25,000, $20,000 and $15,000, respectively. Members of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees (other than the Chair of such committee) received further annual retainers of $12,500, $10,000 and $7,500, respectively. Directors did not receive any meeting fees.

Annual Equity Awards. The non-employee directors also receive an annual restricted stock award upon re-election to the Board with a grant date fair value of $290,000. In May 2025, the Board approved equity grants to the current non-employee directors of 4,336 shares of restricted common stock. The grants of restricted common stock to incumbent non-employee directors will vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service with the Company through the vesting date.

Equity Awards for New Directors. New directors receive a grant of restricted common stock with a grant date fair value of $435,000, which vests in three equal installments on the first, second and third anniversary of appointment to the Board, subject to continued service with the Company through the applicable vesting date.

The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its non-employee directors who served for some portion or all of the fiscal year ended December 31, 2025.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)(5)	Total ($)
Thomas Haughey	94,766	248,323	343,089
Matthew Leonard	79,250	248,323	327,573
Antonio Pera	79,250	248,323	327,573
Renee Tannenbaum	84,250	248,323	332,573
Jeanne Thoma	83,007	248,323	331,330
Patrick Walsh(6)	97,477	248,323	345,800
__________________________
(1)Muthusamy Shanmugam, our Head of Research and Development and Chief Operating Officer of New Jersey Operations, does not receive additional compensation for his services as a director and thus is not included on this table. Nikhil Lalwani, our President and Chief Executive Officer, does not receive additional compensation for his services as a director and thus is not included on this table. Mr. Lalwani’s compensation as an executive officer is disclosed in the Summary Compensation Table of the Compensation Discussion and Analysis.
(2)Non-employee directors received an annual retainer fee plus any additional annual fees due for service on our committees or as our Chair of the Board in the amounts described above under “Annual Cash Compensation.”
(3)The amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. See Note 15 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for further information about the assumptions underlying the calculations made with respect to the restricted stock grants noted in this table.
(4)Our non-employee directors who served in 2025 held the following number of unexercised stock options and unvested shares of restricted stock as of December 31, 2025.

Name	Stock Options Outstanding	Unvested Shares of Restricted Stock
Thomas Haughey	4,634	4,336
Matthew Leonard	—	6,864
Antonio Pera	16,024	4,336
Renee Tannenbaum	—	4,336
Jeanne Thoma	16,024	4,336
Patrick Walsh	4,634	4,336
(5)Grant date fair value was calculated based on the closing market price per share on the date of grant of $57.27. The number of restricted shares subject to each award was calculated based on the 30-day volume-weighted average price of $66.88.
(6)Cash compensation payable to Mr. Walsh for his services on the Board is remitted directly to Diligence Team, LLC.
The Company is also obligated to indemnify and may advance the payment of certain expenses for its directors in certain circumstances under Delaware law and pursuant to the Company’s governance documents. Non-employee directors receive no other form of remuneration, perquisites or benefits but are reimbursed for their expenses in attending meetings.

Stock Ownership Guidelines
The Board believes that it is in the best interest of the Company and its Stockholders to align the financial interests of Board members with those of the Stockholders through ownership of Company stock. The Board believes that stock ownership demonstrates a commitment to, and belief in, the long-term profitability of the Company. As a result, the Board has adopted stock ownership guidelines that apply to our non-employee directors. The guidelines provide a minimum beneficial ownership of Company common stock equal to four times a director’s annual cash retainer for service as a Board member, excluding retainers for committee membership and Chair position. Only common stock beneficially or directly owned, vested and unvested restricted stock awards, vested performance stock units, and shares underlying vested stock options are included in the stock ownership total. Unvested shares underlying stock options or unvested performance stock units are not included in the stock ownership total. Directors are required to achieve this ownership level within five years of first becoming subject to the guidelines, which were put into place in April 2021 and amended in November 2024. All Board members have achieved their required stock ownership levels.
Vote Required; Recommendation of the Board
The election of each of the nominees for director requires that the number of votes cast by Stockholders present in person (virtually) or by proxy and voting “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee. In the event that a nominee fails to receive an affirmative majority of the votes cast, the Board may require such nominee to tender his or her resignation, decrease the number of directors, fill the vacancy, or take any other appropriate action it deems to be in the best interest of the Company.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE
The Board is committed to governance practices that promote long-term Stockholder value and strengthen Board and management accountability to our Stockholders, clients and other stakeholders. The following table highlights many of our key governance practices.

•Six of our eight directors are independent	•Annual Board and committee self-assessment process

•Separate Chief Executive Officer and Board Chair positions	•Strong focus on pay-for-performance

•Independent standing Board committees	•Stock ownership guidelines for executive officers and directors

•Regular meetings of our independent directors without management present	•Clawback policy on executive compensation

•Environmental, social and governance (“ESG”) risks, opportunities and impacts to support the sustainable growth of ANI’s businesses are overseen by the Nominating and Corporate Governance Committee
Board Responsibilities and Structure
Our Board oversees, counsels, and directs management in the long-term interests of the Company and our Stockholders. Among other things, the Board’s responsibilities include:
•selecting the Chief Executive Officer (“CEO”) and other executive officers;
•overseeing the risks that the Company faces, including cybersecurity risk;
•reviewing and approving our major strategic and operating plans, and other significant actions;
•overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;
•overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.
The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. The Board held 11 meetings in 2025.
Our bylaws dictate that the Board shall, from time to time, elect one of the directors to serve as Chair of the Board. Upon Mr. Walsh informing the Company that he was stepping down as Chair of the Board, the Board selected Mr. Haughey to hold the position of Chair of the Board, based on Mr. Haughey's experience as the Chair of the Company's Audit Committee and as a member of the Company's Nominating and Corporate Governance Committee as well as Mr. Haughey's knowledge of the issues, challenges, and opportunities facing the Company’s business through his many years of experience on the Board. If at any time, the Chief Executive Officer and Chairman are the same, the Nominating and Corporate Governance Committee will elect an independent director to serve as the lead director. Currently, the Board has selected Nikhil Lalwani to serve as Chief Executive Officer of the Company.

Director Independence
The Board is currently composed of eight directors. Under the rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors.
The Board has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that Thomas Haughey, Matthew Leonard, Antonio Pera, Renee Tannenbaum, Jeanne Thoma and Patrick Walsh, representing six of our eight directors, do not or did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. In making this determination, the Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Transactions Considered in Independence Determinations
In making its independence determinations, the Board considered any transactions that occurred since the beginning of 2025 between the Company and entities associated with the independent directors or members of their immediate family.
None of the non-employee directors were disqualified from “independent” status under the Nasdaq objective standards. In making its subjective determination that each of our Company’s non-employee directors is independent, the Board considered the transactions and other potentially relevant relationships in the context of the Nasdaq objective standards, the special standards established by the SEC for members of audit committees, and the SEC and Nasdaq standards for compensation committee members. Based on the foregoing, as required by the Nasdaq rules, the Board made a subjective determination that no relationships exist that, in the opinion of the Board, would impair these directors’ independence.

Board Leadership Structure

The Board believes that its Stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under the Company’s Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by the same person. Currently, the Chief Executive Officer is Nikhil Lalwani and the Chairman of the Board is Thomas Haughey. If at any time, the Chief Executive Officer and Chairman are the same, the Nominating and Corporate Governance Committee shall elect an independent director to serve as the lead director.

Risk Oversight
The Board is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its committees, as discussed below. The Audit and Finance Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, regulatory, cybersecurity and other matters, as well as related mitigation efforts. The Compensation Committee assesses the risks associated with our compensation policies. The Nominating and Corporate Governance Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards and ESG risks. The individual committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees and Charters
The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, a standing Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the Board committees has a written charter approved by the Board, and we post the charters on our web site at https://www.anipharmaceuticals.com. Each committee can engage outside experts, advisors, and counsel to assist the committee in its work. The following table identifies the current committee members.

Name	Audit and Finance(2)	Compensation	Nominating and Corporate Governance
Thomas Haughey	✓	—	✓
Nikhil Lalwani(1)	—	—	—
Matthew Leonard	✓	—	✓
Antonio Pera	—	Chair	—
Muthusamy Shanmugam(1)	—	—	—
Renee Tannenbaum	—	✓	Chair
Jeanne Thoma	Chair	✓	—
Patrick Walsh	—	—	—
Number of Committee Meetings Held in 2025	5	6	5
__________________________
(1)Mr. Lalwani and Mr. Shanmugam are employee directors.
(2)Ms. Thoma became Chair of the Audit and Finance Committee in November 2025, replacing Mr. Haughey, who had previously served as Chair of the Audit and Finance Committee and who became Chairman of the Board in October 2025.
Audit and Finance Committee. Our Audit and Finance Committee currently consists of Jeanne Thoma (Chair), Thomas Haughey, and Matthew Leonard. Ms. Thoma became Chair of the Audit and Finance Committee in November 2025, replacing Mr. Haughey, who had previously served as Chair of the Audit and Finance Committee and who became Chairman of the Board in October 2025. The Board has affirmatively determined that each of these directors meets the definition of “independent director” for purposes of the Nasdaq rules and the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Haughey qualifies as an “audit committee financial expert” under the applicable SEC rules and regulations and each of Mr. Haughey and Ms. Thoma meets the qualifications of “financial sophistication” under Nasdaq listing rules as a result of his or her prior experience.
The primary responsibilities of the Company’s Audit and Finance Committee include:
•Overseeing the Company’s accounting and financial reporting processes, systems of internal control over financial reporting, disclosure controls and procedures on behalf of the Board, and reporting the results or findings of its oversight activities to the Board;
•Having sole authority to appoint, retain and oversee the work of the Company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;
•Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;
•Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•Except for oversight risks assigned to other committees of the Board or retained by the Board, overseeing the Company’s system to monitor and manage risk (including cybersecurity risks) and legal and ethical compliance programs, including the establishment and administration of (and including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions preparing the Audit Committee Report that the SEC requires in our annual proxy statement.
Compensation Committee. Our Compensation Committee currently consists of Antonio Pera (Chair), Renee Tannenbaum and Jeanne Thoma. The Board has affirmatively determined that each of these directors meets the definition of “independent director” for purposes of the Nasdaq rules and the independence requirements of the Exchange Act.
The primary responsibilities of the Company’s Compensation Committee include:
•Reviewing and recommending to the Board the compensation of our CEO and, in consultation with our CEO, reviewing and approving the compensation of other executive officers;
•Establishing annual and long-term performance goals and objectives for our CEO, and in consultation with our CEO, reviewing and establishing the annual and long-term performance goals and objectives for other executive officers;
•Evaluating the performance of our CEO and, in consultation with our CEO, reviewing and evaluating the performance of other executive officers in light of the goals and objectives established for them;
•Approving employment agreements, offers of employment, and other elements of compensation and benefits provided to our CEO and other executive officers;
•Periodically reviewing and discussing with our CEO and the Board the development and succession plans for senior management positions;
•Administering the Company’s cash and equity-based incentive plans in which executive officers and directors participate, to the extent provided under those plans, and recommending to the Board improvements and changes to such plans and the adoption of new plans if Stockholder approval is needed, when appropriate;
•Overseeing the Company’s human capital management functions, including policies and strategies regarding recruitment, retention, career development, and progression, diversity, and employment practices; and
•Establishing and leading a process for determination of the compensation applicable to service on the Board by non-employee directors.
Compensation Committee Interlocks and Insider Participation
In 2025, the members of our Compensation Committee were Antonio Pera, Chair, Renee Tannenbaum, and Jeanne Thoma. None of these members of our Compensation Committee was at any time during 2025 or at any other time an officer or employee of the Company or any of its subsidiaries, and none had or have any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K. None of the Company’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during 2025.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Renee Tannenbaum (Chair), Thomas Haughey, and Matthew Leonard. The Board has affirmatively determined that each of these directors meets the definition of “independent director” for purposes of the Nasdaq rules and the independence requirements of the Exchange Act.
The primary responsibilities of the Company’s Nominating and Corporate Governance Committee include:
•Identifying individuals qualified to become members of the Board;
•Recommending director nominees for each annual meeting of the Stockholders and director nominees to fill any vacancies that may occur between meetings of Stockholders;
•Being aware of the best practices in corporate governance and developing and recommending to the Board a set of corporate governance standards to govern the Company, its Board and committees and its management and employees in the conduct of the Company’s business and affairs;

•Reviewing the qualifications and performance of incumbent directors and developing and overseeing the annual board and board committee evaluation processes to determine whether the Board and its committees are functioning effectively; and
•Reviewing, evaluating and overseeing the Company’s programs, policies and practices relating to ESG risks, opportunities and impacts to support the sustainable growth of ANI’s businesses.
Environmental, Social and Governance Matters
ESG Oversight
Our Nominating and Corporate Governance Committee charter includes within the committee’s purpose, duties and responsibilities oversight of our ESG programs, policies and practices. The committee’s specific duties and responsibilities in this regard include reviewing, monitoring, evaluating and overseeing the Company’s programs, policies and practices relating to ESG risks, opportunities and impacts to support the sustainable growth of our businesses and making recommendations to the Board regarding the Company’s overall strategy with respect to ESG matters. In
October 2023, the Company formed an internal ESG Steering Committee to coordinate and oversee the Company’s ESG efforts. The Company’s General Counsel acts as Chair of the ESG Steering Committee. The Chair of the ESG Steering Committee meets with and reports to the Nominating and Corporate Governance Committee with respect to ESG matters on a regular basis (at least twice per year).

Environmental Stewardship and Sustainability

We are committed to "Serving Patients, Improving Lives," both directly though our high-quality products, and through our environmental stewardship and sustainability practices. We strive to minimize waste and emissions, promote reuse and recycling, and conserve resources. Specifically, we seek to reduce, reuse, and recycle metal, wood, plastic, cardboard, and paper, and to reduce and manage production and business waste, conserve water, minimize chemical usage and manage chemical waste, reduce emissions, and improve energy efficiency.
Human Capital
As of January 2026, we have 970 employees, of which 753 are in the United States, 148 are in India, 30 are in the United Kingdom, 19 are in Germany, 11 are in Portugal, 8 are in Ireland, and 1 is in Canada. We also utilize agency resources as well as a small number of part-time and consultant resources to meet our operational needs and we believe our turnover is in line with similar businesses in our industry and locations.

Our Purpose and Core Values

Our human capital management strategy is guided by our purpose and core values. Our purpose is Serving Patients, Improving Lives. Our core values are Patient First, Teamwork, Innovation, Integrity & Compliance, Accountability & Transparency, and Commitment to Excellence. We believe that our purpose and core values provide clarity, a shared language, and ultimately create what is distinctive about our company and our culture. We are motivated to bring our best to ANI every day by the patients we serve, the people we work with, the direct impact we have on the work, and the learning, growth and development opportunities we provide.

Culture, Engagement, and Inclusion

We believe that attracting, retaining, and promoting engagement for talented employees is critical to the success of our business, and we take pride in our values, culture, and communities. We are committed to creating an inclusive work environment within all levels of the business. Furthermore, we do not tolerate discrimination or harassment of any kind (including because of gender, gender identity, race, ethnicity, or sexual orientation), or the use of child or forced labor). We value employee input, and conduct focus groups and collect feedback from employees to drive continuous improvements across the organization. We offer ongoing training and career development to all employees, both through curriculum developed internally, and through external resources (e.g. LinkedIn Learning). Together, we own our culture and participate in ongoing open dialogue as we strive for continued growth.

At ANI, we believe that no one should go without medicines that they need. We maintain the ANI Rare Disease Patient Assistance Program, Inc. for the purpose of providing certain medicine for free to patients in the United States who do not have prescription drug or health insurance coverage and who, without assistance, cannot afford their medicine. In addition, ANI has provided patient-related financial support to nonprofit organizations that are aligned with our mission to address unmet needs. Our charitable contributions support initiatives and programs that advance medical care or patient care within the Company's therapeutic areas of focus.

Total Rewards

Our Total Rewards Philosophy is grounded in pay for performance and seeks to provide compensation and benefits that are competitive within the pharmaceuticals industry, as well as competitive with local employers across industries. We pay fair and competitive salaries, short-term incentives, and long-term incentives that are informed by external market rates and internal equity considerations. We recognize and reward employee performance, productivity, and alignment with our core values. We believe that a holistic rewards strategy should also go beyond compensation and benefits to consider elements such as wellness, recognition, and purpose. We support flexible and remote working arrangements throughout the business subject to business needs.

Health and Safety Management and Training

We are committed to the safety and health of our employees, patient-customers, and the public. It is critical within our mission to ensure we keep our employees and customers safe while accomplishing our business goals. We have established a health and safety program with a focus on continuous improvement and employee engagement. Our personnel are encouraged to take corrective actions where appropriate and to communicate concerns to management with a “see something, say something” approach. We recognize and reward personnel for contributing to the safety system within our working environment. The overall program continually evolves to reflect regulatory changes and compliance standard industry best practices. As part of onboarding new employees, we provide health and safety training and periodic training programs to maintain and improve employee awareness of safety issues. The goal of the safety training programs is to ensure that our staff are well informed on the subject matters and have the appropriate tools to make sound health and safety decisions in our day-to-day operations.

In 2025, we created an Employee Wellness Steering Committee dedicated to creating a culture where every employee thrives—physically, mentally, and emotionally. The Steering Committee has worked to establish programs to provide employees access to resources such as continuous education, meaningful engagement, and ongoing improvement platforms. Additionally, our Employee Assistance Program offers mental health support to our employees.

Attendance at Board, Committee, and Annual Stockholders’ Meetings
We expect each director to attend every meeting of the Board and the committees on which he or she serves, and we encourage them to attend the annual meetings of the Stockholders. In 2025, there were a total of 11 Board meetings. None of our current directors who were directors in 2025 attended fewer than 75% of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served (or during such time as he or she was serving) in 2025. All of the directors who served as a director at the time of the 2025 Annual Meeting of Stockholders attended the meeting.
Anti-Pledging Policy
Because of the risk of inadvertent insider trading violations and Section 16 violations for directors and executive officers, our Insider Trading Policy prohibits margining or pledging Company securities by our directors, officers and other employees who are subject to our policy. At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
No Hedging Policy
The Company has no standalone policy regarding hedging the economic risks designed to hedge or offset any decrease in the market value of the Company's common stock or equity ownership for its employees, including the executive team or directors of the Company.

The Company’s Insider Trading Policy prohibits our directors, executive officers, and employees from engaging in transactions where such insider is aware of material non-public information, such as equity swaps, puts, calls, caps and collars, and other derivative instruments. The policy also prohibits directors and executive officers from engaging in short sale transactions in the Company’s common stock.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethics is available at our website at https://www.anipharmaceuticals.com/. The Company intends to post on its website all disclosures required by Nasdaq listing rules concerning any amendments to, or waivers from, any provision of the Company’s Code of Ethics. No waivers from the Company’s Code of Ethics were requested or granted during fiscal year ended December 31, 2025.
Insider Trading Policy
The Company’s Insider Trading Policy applies to all employees, directors, and officers of the Company and its subsidiaries. Under the Insider Trading Policy, directors and officers, and their immediate family members, are prohibited from engaging in short-term or speculative transactions involving the Company’s securities, including short sales and buying or selling puts or calls. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The insider trading policy does not apply directly to repurchases of securities by the Company, but if the Company were to repurchase its securities, it expects to follow the insider trading policy’s guidelines in connection with securities repurchases by effecting trades either during open window periods under the policy or through adoption, during an open window, of a pre-arranged trading plan that satisfied the affirmative defense requirements of Rule 10b5-1 under the Exchange Act. A copy of our Insider Trading Policy is filed with our Annual Report on Form 10-K filed with the SEC on February 28, 2025, as Exhibit 19.1.
Communications from Stockholders and Other Interested Parties to Directors
Any Stockholder or other interested party who wishes to communicate directly with the Board should write to the Company’s Corporate Secretary, c/o ANI Pharmaceuticals, Inc., 104 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
Relevant communications will be distributed to any specified director or all directors depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews, organizes and distributes such communications to the full Board, the independent directors or one or more directors, as appropriate.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026
Our Audit and Finance Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026. EY has served as our independent registered public accounting firm since April 1, 2026. EisnerAmper LLP (“EisnerAmper”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
Although it is not required to do so, the Audit and Finance Committee wishes to submit the selection of EY to Stockholders for ratification. If Stockholders do not ratify the selection of EY, the Audit and Finance Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified by Stockholders, the Audit and Finance Committee may, at its discretion, change the selection at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.
We expect that a representative of EY will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from Stockholders. We do not expect a representative of EisnerAmper to be present at the Annual Meeting.
Pre-Approval of Audit and Permissible Non-Audit Services
The Audit and Finance Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by the Company’s independent auditor to the Company, are pre-approved by the Audit and Finance Committee. All services rendered by EisnerAmper to the Company during the fiscal year ended December 31, 2025 were permissible under applicable laws and regulations, and all such services provided by EisnerAmper to the Company were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the SEC.
Change of Independent Registered Public Accounting Firm
As previously reported, on April 1, 2026, the Audit and Finance Committee approved the dismissal of EisnerAmper as the Company’s independent registered public accounting firm, effective April 1, 2026, and approved the engagement of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The audit reports of EisnerAmper on the Company’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2025 and 2024, and through April 1, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference thereto in their reports.
During the fiscal years ended December 31, 2025 and 2024, and through April 1, 2026, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2025 and 2024, and through April 1, 2026, neither the Company nor anyone acting on the Company’s behalf consulted EY regarding any of the matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Fees Billed by Independent Registered Public Accounting Firm
The following table shows the fees and related expenses for audit and other services provided by EisnerAmper in 2025 and 2024. The services described in the following fee table were approved in conformity with the Audit and Finance Committee’s pre-approval process.

	2025	2024
Audit Fees	$1,716,375	$1,774,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,716,375	$1,774,500

Audit Fees. This category includes fees for (i) the audit of our annual consolidated financial statements, (ii) reviews of our quarterly condensed consolidated financial statements, and (iii) services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For fiscal years 2025 and 2024, audit fees consisted of the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, services provided in connection with the Company’s statutory and regulatory filings, including the review of registration statements and the issuance of consents, and services provided in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-Related Fees. This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include, but are not limited to, consultations concerning financial accounting and reporting standards and audits in connection with acquisitions.
Tax Fees. This category includes fees for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, assistance with tax reporting requirements and audit compliance, tax planning, consulting, and assistance on business restructuring.
All Other Fees. This category includes fees for products and services other than the services reported above.
The Audit and Finance Committee determined that EisnerAmper’s provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit and Finance Committee pre-approved all services that EisnerAmper provided for fiscal years 2025 and 2024 in accordance with the pre-approval policy discussed above.
Required Vote; Recommendation of the Board
The affirmative vote of a majority of the stock represented and entitled to vote on this Proposal 2 is required to ratify the selection of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee oversees ANI’s accounting and financial reporting processes and the audit of ANI’s annual financial statements. ANI’s management has the primary responsibility for the financial statements, the reporting process, and maintaining ANI’s system of internal control over financial reporting. EisnerAmper was engaged to perform an independent audit of ANI’s financial statements for the year ended December 31, 2025 and to express an opinion on the conformity of those financial statements to generally accepted accounting principles in the United States.
In this context, the Audit and Finance Committee has reviewed and discussed ANI’s audited financial statements prepared for inclusion in ANI’s annual report on Form 10-K for the year ended December 31, 2025 with ANI’s management and with EisnerAmper. The Audit and Finance Committee has also discussed with EisnerAmper the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee has received from EisnerAmper the written disclosures and letter required by applicable rules of the PCAOB regarding EisnerAmper’s communications with the Audit and Finance Committee concerning independence and has discussed with EisnerAmper its independence from the Company and management. Based on these reviews and discussions described above, the Audit and Finance Committee recommended to the Board, and the Board has approved, the inclusion of ANI’s audited financial statements for the year ended December 31, 2025 in ANI’s annual report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Finance Committee
Jeanne A. Thoma, Chair
Thomas J. Haughey
Matthew J. Leonard, R.Ph.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of April 9, 2026, and their positions are shown below.

Name	Age	Position
Nikhil Lalwani	48	President and Chief Executive Officer
Stephen P. Carey	55	Senior Vice President, Finance and Chief Financial Officer
Meredith W. Cook	52	Senior Vice President, General Counsel and Corporate Secretary
Krista Davis	53	Senior Vice President and Chief Human Resources Officer
Chad Gassert	50	Senior Vice President, Corporate Development & Strategy
Ori Gutwerg	52	Senior Vice President, Generics
Christopher K. Mutz	55	Senior Vice President, Head of Rare Disease
Thomas Rowland	60	Senior Vice President, Head of Established Brands
Muthusamy Shanmugam	58	Head of Research & Development and Chief Operating Officer of New Jersey Operations
Nikhil Lalwani, President and Chief Executive Officer. Please see “Proposal 1 — Election of Directors” for Mr. Lalwani’s background and business experience.
Stephen P. Carey has been the Company’s Senior Vice President, Finance and Chief Financial Officer since December 2020. From May 2016 to December 2020, Mr. Carey served as Vice President, Finance and Chief Financial Officer of the Company, and served as Corporate Secretary of the Company from May 2020 until July 2022. From June 2007 to October 2015, Mr. Carey held various executive financial positions at Par Pharmaceutical Companies, Inc., including Senior Vice President, Controller and Principal Accounting Officer. Prior to that, Mr. Carey held various financial and accounting positions at Schering-Plough Corporation. Mr. Carey has over 30 years of experience as a financial executive, approximately 25 of which are in the pharmaceutical industry. Mr. Carey began his career at PricewaterhouseCoopers. Mr. Carey graduated from Montclair State University with a B.S. in Accounting.
Meredith W. Cook has been the Company’s Senior Vice President, General Counsel and Corporate Secretary since July 2022. Prior to joining ANI, Ms. Cook served as Vice President and Associate General Counsel for Amneal Pharmaceuticals, Inc. from March 2020 to July 2022, where she was responsible for corporate and strategic transactions across all business units, with additional responsibilities related to corporate governance, commercial contracts, employment matters, and overall IP strategy, and as Vice President, Transactions from January 2019 to March 2020. Prior to Amneal Pharmaceuticals, Ms. Cook served as Global Legal Head, M&A, Business Development and Strategic Transactions for Dr. Reddy’s Laboratories, Inc. She was previously with Morgan, Lewis & Bockius, LLP and Vinson & Elkins, LLP. Ms. Cook earned an A.B. in East Asian Studies from Princeton University and a J.D. from Tulane Law School.
Krista Davis has been the Company’s Senior Vice President and Chief Human Resources Officer since September 2022. Ms. Davis brings over 25 years of executive leadership experience in human resources, talent management, and organizational development. Prior to joining ANI, Ms. Davis served as a global Head of People & Organization ("P&O") for the Novartis Technical Operations Division from September 2020 to September 2022, where she led P&O for the Global Cell & Gene platforms. From September 2017 to September 2020, Ms. Davis held various other senior executive roles with Novartis supporting the commercial organization. She also sat on the Global P&O divisional leadership team, the Cell & Gene leadership team, and on the US P&O board. Prior to Novartis, Ms. Davis was Global Director, Leadership and Talent Management at A.T. Kearney. She also served previously as VP, Head of HR for North America at Reckitt Benckiser, and in a variety of leadership roles at Catalent Pharma Solutions, Biovail Pharmaceuticals, and Dun & Bradstreet. Ms. Davis earned a B.A. from McGill University and an M.A. in Educational Technology from Concordia University, Montreal, Canada.

Chad Gassert has been the Company’s Senior Vice President, Corporate Development & Strategy since November 2021. Mr. Gassert most recently served as Chief Executive Officer of Novitium from June 2016, when he co-founded Novitium, until November 2021, when Novitium was acquired by the Company, and currently maintains that role. Prior to co-founding Novitium, Mr. Gassert began his career at Par Pharmaceuticals in 2005, where he led the company’s generic business development efforts. Mr. Gassert has more than two decades of experience in the pharmaceutical industry, serving in positions in product development, manufacturing operations, project management, and business development. Mr. Gassert graduated with a B.A. in Nutritional Science from the University of Delaware.
Ori Gutwerg has been the Company’s Senior Vice President, Generics since February 2021. He has over 20 years of experience in the pharmaceutical industry. Prior to joining ANI, Mr. Gutwerg was Vice President, Head of US Generics Rx of Taro Pharmaceutical Industries Ltd. from April 2019 to February 2021, where he was responsible for Taro’s US Generic Rx business, including developing and executing strategies to meet targets, promoting sales growth, and building the pipeline portfolio. Mr. Gutwerg also held positions with Xiromed US from October 2014 to March 2019, Perrigo Pharmaceuticals from March 2005 to September 2014 and Agis Group from November 2003 to March 2005. Mr. Gutwerg holds a B.S. in Communications and Economics from the Tel Aviv College of Management and an M.B.A. from the Leon Recanati Graduate School of Business Administration, Tel Aviv University.
Christopher K. Mutz has been the Company’s Senior Vice President, Head of Rare Disease since February 2021. Mr. Mutz has more than 25 years of experience in the pharmaceutical industry, including eight years at Alexion Pharmaceuticals and 10 years at Merck and Co. From May 2019 to January 2021, Mr. Mutz provided consulting services to pharma/biotech companies on pre-launch commercial strategy and life cycle management focused on rare diseases, and provided collaboration and consulting services to multiple early stage companies focused on rare diseases and oncology. From November 2011 to April 2019, Mr. Mutz held various leadership positions in sales and marketing business units at Alexion and led U.S. commercial operations and strategy, which achieved two breakthroughs in ultra-rare enzyme replacement therapies, and led the strategy for the launch of SOLIRIS® for the treatment of two rare diseases. While at Merck, from September 2001 to November 2011, Mr. Mutz held various marketing positions, including as leader of the oncology team at Merck’s China subsidiary to support marketed products, and was awarded the Merck Division Award for outstanding contribution, and as a Senior Director, U.S. Marketing of TEMODAR, a treatment for certain types of brain tumors. Mr. Mutz holds a B.A. in Biology from the University of Virginia and an M.B.A. from Cornell University.
Thomas Rowland has been the Company’s Senior Vice President, Head of Established Brands since November 2021. From October 2012 until October 2021, Mr. Rowland was the President and Chief Operating Officer of Arbor Pharmaceuticals, a specialty pharmaceuticals company with a portfolio across multiple therapeutic areas. Prior to that, Mr. Rowland was Chief Business Officer at Ventrus Biosciences, a development stage company focused in gastroenterology. Mr. Rowland has more than 30 years of experience in pharmaceutical operations, including leading commercial organizations as large as 650 personnel and revenue up to $500 million. Mr. Rowland has also led development, regulatory, quality and manufacturing functions. Mr. Rowland holds a B.S. in Finance from Metropolitan State University.
Muthusamy Shanmugam, Head of Research & Development and Chief Operating Officer of New Jersey Operations. Please see “Proposal 1 — Election of Directors” for Mr. Shanmugam’s background and business experience.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section (“CD&A”) is designed to provide our Stockholders with an explanation of our executive compensation philosophy and objectives, our 2025 executive compensation program and the compensation paid by the Company to the following named executive officers in 2025, referred to throughout this Proxy Statement as our “NEOs”:

Executive	Position
Nikhil Lalwani	President and Chief Executive Officer (“CEO”)
Stephen P. Carey	Senior Vice President, Finance and Chief Financial Officer
Christopher K. Mutz	Senior Vice President, Head of Rare Disease
Ori Gutwerg	Senior Vice President, Generics
Meredith W. Cook	Senior Vice President, General Counsel and Corporate Secretary
EXECUTIVE SUMMARY
We are a diversified bio-pharmaceutical company. The Company's mission is “Serving Patients, Improving Lives” by developing, manufacturing, and commercializing therapeutics through its Rare Disease, Generics, and Brands businesses.

2025 marked a year of meaningful progress in the evolution of ANI. We delivered exceptional growth across the business, led by continued momentum in Rare Disease and sustained execution in Generics. For our lead Rare Disease product, Cortrophin Gel, we expanded our reach into underpenetrated indications across neurology, nephrology, rheumatology, pulmonology, and ophthalmology, allowing us to serve more patients. Within ophthalmology, we focused on strengthening the commercial foundation of ILUVIEN and positioning the franchise for long-term success. At the same time, our Generics business continued to demonstrate the strength of its R&D engine and operational discipline, supporting a consistent cadence of new product introductions. Our Brands portfolio remained a steady contributor to our business results, characterized by reliability of supply, strong margins, and cash flow generation. Together, these efforts enhanced our financial profile, strengthened our portfolio, and advanced our long-term strategic priorities.

We own and operate three pharmaceutical manufacturing facilities, two of which are located in Baudette, Minnesota, and one in East Windsor, New Jersey. These three facilities together are capable of producing oral solid dose products, as well as semi-solids, liquids and topicals, controlled substances, and potent products that must be manufactured in a fully-contained environment. These three facilities enabled and drove the success of our generics business.

2025 Financial Performance

Fiscal year 2025 was another record year of growth for ANI. Our net revenues totaled $883.4 million for the year ending December 31, 2025, an increase of over $269.0 million from the year ending December 31, 2024, representing 43.8% year-over-year growth. We generated $185.2 million in operating cash flow during 2025, and ended the year with $285.6 million in cash.

The Company is organized into two reportable segments as follows:

•Rare Disease and Brands: Consists of two reporting units, Rare Disease and Brands. The Rare Disease unit consists of operations related to the development, manufacture and marketing of proprietary branded pharmaceutical products, with a strategic focus on products used in the treatment of patients with rare disease conditions, and consists of operations related to Cortrophin Gel and ILUVIEN. In addition, the Brands reporting unit includes a portfolio of approximately 20 branded products that are principally sold in highly genericized markets.
•Generics and Other: Consists of operations related to the development, manufacture, and marketing of generic pharmaceutical products, including those sold through traditional wholesale and retail sales channels, sales of contract manufactured products, royalties on contract manufactured products, product development services, and other. As of December 31, 2025, this reporting segment was comprised of over 120 product families.

Rare Disease and Brands

•Net revenues for Rare Disease, which includes Cortrophin Gel and ILUVIEN, were $422.6 million during the year ended December 31, 2025, an increase of $193.0 million from $229.6 million for the same period in 2024. This increase was driven by increased volume of Cortrophin Gel from overall ACTH market growth and market share gains, and a full year of sales from ILUVIEN and YUTIQ.

•Net revenues for brands portfolio of pharmaceutical products were $61.3 million during the year ended December 31, 2025, a decrease of $3.4 million compared to $64.7 million for the same period in 2024, driven by a net decrease in demand for certain products.
Generics and Other
•Generics net revenues were $384.1 million during the year ended December 31, 2025, an increase of $83.1 million over the prior year, reflecting the Company’s strong R&D capabilities, execution, and steady cadence of new product launches.
Our strong financial and operating performance in 2025 resulted in above target payouts under our annual incentive plan and was taken into account by our Compensation Committee when making compensation decisions for 2025, consistent with our pay for performance philosophy.
2025 Executive Compensation Overview
Decisions made by our Compensation Committee and Board in 2025 with respect to the primary elements of executive compensation for our named executive officers are summarized below. For details, please refer to the “2025 EXECUTIVE COMPENSATION PROGRAM IN DETAIL” section in this CD&A.

Base Salary
The Compensation Committee, after considering the market practice survey data of our peer group provided by our independent compensation consultant, increased the base salaries for each of our NEOs in amounts ranging from 3% to approximately 14% for 2025.

Annual Incentives
For 2025, the Compensation Committee approved an Executive Incentive Bonus Plan (the “Bonus Plan”) that incorporates financial and strategic performance goals. The CEO’s annual incentive is based 100% on corporate performance and the annual incentive pay of the other NEOs is based on a mix of corporate performance and functional or business unit performance.
Based on the Company’s performance results for 2025, as well as functional or business unit performance, the Compensation Committee approved bonus payouts of 160% to 200% of target opportunities for all NEOs.

Long-Term Incentives
For 2025, the Compensation Committee continued the use of performance-based restricted stock units (“PSUs”) and approved long-term equity grants to the NEOs. The Compensation Committee approved target long-term equity incentives using a mix of 25% PSUs and 75% time-based restricted stock awards for all of the NEOs. PSUs may be earned based on the achievement of two different performance metrics — Adjusted non-GAAP EBITDA Growth and relative Total Shareholder Return (“TSR”).

2025 Say on Pay Results and Stockholder Engagement
Our Compensation Committee and Board are interested in the ideas and any concerns of our Stockholders regarding executive compensation. An advisory vote on executive compensation was presented to our Stockholders at last year’s Annual Meeting of Stockholders and was approved by 89.6% of votes cast by Stockholders. As our business and executive compensation program continue to evolve, we will continue to consider the feedback we receive from our Stockholders as well as the outcome of say-on-pay votes when making executive compensation decisions.

Compensation Governance Highlights
We believe the following practices and policies promote sound compensation governance and are in the best interests of our Stockholders and executives:

What We Do		What We Don’t Do
☑	Evaluate and reward performance against pre-determined goals	☒	No fixed terms/guaranteed increases in employment agreements or equity grants
☑	Emphasize significant variable (“at risk”) compensation for our CEO and NEOs	☒	No excessive cash severance
☑	Maintain a “clawback” policy	☒	No repricing or exchange of underwater options without Stockholder approval
☑	Use an independent compensation consultant	☒	No excessive perquisites
☑	Maintain stock ownership guidelines	☒	No supplemental executive retirement plan
☑	Hold an annual say-on-pay vote	☒	No dividends or dividend equivalents on unvested equity awards
☑	Conduct an annual compensation risk assessment
☑	Provide “double trigger” equity vesting benefits for our CEO
☑	Provide “double trigger” cash severance benefits for all of our NEOs, including our CEO
WHAT GUIDES OUR PROGRAM

Our Compensation Philosophy and Objectives
•Attract and retain: Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies
•Pay for performance: Provide a significant portion of compensation through variable compensation that is at-risk and tied to our financial performance, strategic objectives or stock price
•Align executive interests with those of our Stockholders: A significant portion of total compensation is either earned based on our overall financial and operating performance or varies based on our stock price, which contributes to value creation for our Stockholders.
Elements of Pay: Total Direct Compensation
Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Create an incentive for the achievement of pre-defined annual business and individual objectives.
Long-Term Incentives	Equity (Variable)	Align interests of employees with Stockholders; create focus on long-term performance and creating Stockholder value; support the Company’s retention strategy.

Pay Mix
The following charts provide a breakdown of the target total direct compensation opportunities for our CEO and our other NEOs (as an average) in 2025. Target total direct compensation includes annualized base salary, target bonus opportunity, and grant date fair value of equity awards (assuming target performance for PSUs).

The Decision-Making Process
The Role of the Compensation Committee
The Compensation Committee assists the Board in discharging its responsibilities related to the review, determination and execution of the Company's compensation philosophy and the compensation of our executive officers, including the NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at https://investor.anipharmaceuticals.com. The Compensation Committee makes all final compensation and equity award decisions regarding our executive officers, including the NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee.
The Role of Management
Our CEO and other key members of our management team, such as our Chief Human Resources Officer, Chief Financial Officer and General Counsel, attend meetings as needed where executive compensation, Company and individual performance, and peer group compensation levels and practices are discussed and evaluated. The Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer (other than our CEO) and approves each such executive officer’s compensation. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. The Compensation Committee reviews and discusses the Board’s evaluation of our CEO and makes recommendations to the Board regarding CEO compensation. The independent members of the Board make all final determinations regarding CEO compensation.
The Role of the Independent Compensation Consultant
The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program philosophy and design. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with Nasdaq rules and did not find any conflict of interest.

Fiscal 2025 Peer Group
The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. In setting 2025 target compensation levels for the NEOs, the Company used the peer group detailed below. This peer group was determined by the Compensation Committee based on an in-depth review by its independent compensation consultant, which included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s growth and evolution and an examination of the broader marketplace to identify appropriate and relevant additions to the peer group.
Selection criteria for determining the Company’s compensation peer group includes companies operating in the biotechnology and pharmaceutical industries with revenues and enterprise values ranging from 1/3 to 3x the size of the Company. The Compensation Committee also reviews other factors, including market capitalization, profitability status, and business comparability to the Company, when determining the compensation peer group.
After this in-depth analysis, and at the recommendation of Pearl Meyer, the Compensation Committee approved the removal of Coherus BioSciences, Eagle Pharmaceuticals, and Intercept Pharmaceuticals and the addition of Acadia Pharmaceuticals, Amicus Therapeutics, Inc., Aurinia Pharmaceuticals, and TG Therapeutics for the 2025 peer group. The resulting 2025 peer group of 17 companies is shown below:

2025 Peer Group
Acadia Pharmaceuticals Inc.	Collegium Pharmaceutical, Inc.	PTC Therapeutics, Inc.
Amicus Therapeutics, Inc.	Corcept Therapeutics Incorporated	Supernus Pharmaceuticals, Inc.
Amphastar Pharmaceuticals, Inc.	Insmed Incorporated	TG Therapeutics, Inc.
Aurinia Pharmaceuticals Inc.	Ironwood Pharmaceuticals, Inc.	Travere Therapeutics, Inc.
BioCryst Pharmaceuticals, Inc.	Myriad Genetics, Inc.	Ultragenyx Pharmaceutical Inc.
Catalyst Pharmaceuticals, Inc.	Pacira BioSciences, Inc.
Based on the recommendation of its independent compensation consultant, the Compensation Committee used a combination of proxy peer group and industry compensation surveys when assessing the competitiveness of the Company's compensation practices and overall position.
2025 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as relevant peer group and survey data as well as individual performance and contributions. The Compensation Committee, after considering the peer group and survey data described above, approved the 2025 base salaries for each of our NEOs as shown in the table below:

Name	2024 Base Salary ($)	2025 Base Salary ($)	% Increase
Nikhil Lalwani	803,229	850,000	5.8%
Stephen P. Carey	509,850	525,146	3.0%
Christopher K. Mutz	455,000	477,750	5.0%
Ori Gutwerg	467,900	484,277	3.5%
Meredith W. Cook (1)	420,000	477,540	13.7%
_________________________
(1) The increase for Ms. Cook was approved by the Compensation Committee to improve her competitive position relative to executives with comparable roles in the market and to recognize her strong performance.

Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan (the “Bonus Plan”) provides for the payment of annual cash incentive awards to eligible participants. The purpose of the Bonus Plan is to motivate and reward eligible officers and employees of the Company, including the NEOs, for their contributions toward the achievement of certain corporate and/or functional performance goals. Each NEO’s target award opportunity is based on a percentage of his or her base salary. Actual award payouts are based on performance results and cannot exceed 200% of the executive officer’s target award opportunity. Target award opportunities for 2025 are outlined below:

Name	Base Salary ($)	Target Incentive Opportunity (% of Salary)	Cash Target Incentive Opportunity ($)
Nikhil Lalwani	850,000	100%	850,000
Stephen P. Carey	525,146	60%	315,088
Christopher K. Mutz	477,750	50%	238,875
Ori Gutwerg	484,277	50%	242,139
Meredith W. Cook	477,540	50%	238,770
For 2025, actual award payouts were based on the achievement of predetermined financial and strategic corporate and/or functional performance objectives as approved by the Compensation Committee. The CEO’s annual cash incentive award is entirely based on corporate performance and the annual cash incentive awards for the other NEOs are based on a mix of corporate performance and their respective functional or business unit performance as shown in the table below.

Level	Corporate Performance	Functional / Business Unit Performance
CEO	100%	—
Other NEOs	70%	30%
Corporate Performance Results
Corporate performance is measured using a combination of financial and strategic objectives. For 2025, our corporate objectives were based on target revenue, adjusted non-GAAP EBITDA and key performance metrics for our Generics and Rare Disease business units, as well as business development and overall company-wide efficiency targets. The Compensation Committee identified these objectives as the most relevant and the ones that most closely correlate with our operating performance.

Our 2025 corporate objectives and weightings are highlighted below:

2025 Objectives	Weighting
Financial Objectives:
•Total Company Net Revenues: $761 million – $794 million	25%
•Adjusted non-GAAP EBITDA: $195 million – $205 million	25%
Rare Disease:
•Drive planned team expansion and indication specific expansions •Execute on planned research studies and clinical trials in key indications •Retain strong culture	15%
Generics, Established Brands, and Other:
•Complete multiple ANDA filings and drive prioritized complex generics development •Strengthen product pipeline and drive significant growth •Achieve milestones for the pilot commercialization model for new brands launched	10%
Company-Wide Efficiency, Effectiveness, Controls & Compliance:
~~•~~Reduce procurement expenses by $5 million and continue scaling up international operations •Strengthen cyber-security & key systems and processes •Continue building ANI culture with common understanding and integration of values and purpose in daily work	10%
Corporate Development & Strategy:
•Successfully deliver $10 million+ in Alimera acquisition and integration synergies	15%
Total	100%
Based on our performance against our corporate objectives described above, the Compensation Committee determined that the corporate performance objectives were achieved at 185% of target, including the below financial objectives and business objectives:

Weighting	Assessment Results / Achievements	Payout Factor (% of Target)
50%	•Revenues of $883.4 million •Adjusted non-GAAP EBITDA of $229.8 million[1]	185%
50%
•The Rare Disease and Brands business demonstrated strong commercial execution for the Company's flagship product Cortrophin Gel, as well as further expanded the commercial and sales teams into key strategic areas. In addition, the Rare Disease business completed the New Day clinical study and retained strong culture.

•The Generics business overachieved their target by launching 12 products in 2025 in addition to strengthening the Generics pipeline.
•On the operations side, the Company expanded its India and Europe operations and strengthened the Finance organization as well as realized substantial procurement savings.
•Strategically, the Company successfully integrated the Alimera acquisition, strengthened supply continuity, and made progress in identifying targets for business development and acquisitions.
•Finally, the Company defined our Purpose & Values and continued efforts to strengthen the culture of ANI across all areas.
		185%

Functional Performance Results
Our NEOs were evaluated against functional performance goals that were set for 2025. In assessing functional performance, the Compensation Committee, with the input of the CEO, considered each officer’s individual contributions to the completion of our corporate goals, and the officer’s individual accomplishments in helping to execute on our strategy within their respective functions. The annual cash incentive awards to our NEOs were approved at between 160% and 200% of the NEO’s target award opportunity. In approving the achievement of the annual cash incentive awards above the target level, the Compensation Committee and the Board considered the performance of the individual relative to his or her functional or business unit performance.

Name	Accomplishments
Stephen P. Carey	Supported businesses in achievement of record financial year; successfully integrated an acquisition and partnered on overall strategy; supported key initiatives: Rare Disease M&A; strengthening of IT and cybersecurity
Christopher K. Mutz	Drove Rare Disease overperformance at $423 million in sales; drove expansion and organization restructuring and synergy capture; strengthened team culture and monitoring of key risk areas
Ori Gutwerg	Drove Generics revenue overperformance at $384 million in sales; launched and maximized value from multiple new products; identified and captured multiple opportunities; continued innovative cross-functional collaboration including 3PL transition
Meredith W. Cook	Supported business in achievement of record financial year; launched and drove successful resolution of key litigation efforts and IP support; supported important corporate development initiatives
2025 Bonus Plan Payouts
The actual annual cash incentive awards earned by our NEOs for 2025, based on the performance results described above, are set forth below.

Name	Cash Target Incentive Opportunity ($)	Corporate Performance Achievement	Corporate Performance Weight	Functional Performance Achievement	Functional Performance Weight	Actual Cash Incentive Payout (% of Target)	Actual Cash Incentive Payout ($)
Nikhil Lalwani	850,000	185%	100%	—	—	185.0%	1,572,500
Stephen P. Carey	315,088	185%	70%	185%	30%	185.0%	582,912
Christopher K. Mutz	238,875	185%	70%	235%	30%	200.0%	477,750
Ori Gutwerg	242,139	185%	70%	235%	30%	200.0%	484,278
Meredith W. Cook	238,770	185%	70%	100%	30%	160.0%	382,032
Long-Term Incentive Program
2025 Equity Awards
In furtherance of our pay for performance philosophy and culture, we grant equity awards to our NEOs on an annual basis. Our Compensation Committee determined to continue to use PSUs in 2025 and approved a grant of PSUs (25% of the grant date fair value of the total award, at target) on February 12, 2025 to our NEOs. The same as in prior years, these PSUs have a three-year performance period and cliff vest after three years, generally subject to continued employment through the vesting date. A grant of restricted stock was also approved (75% of the grant date fair value of the total award) on February 12, 2025 to our NEOs, which vests annually in four equal installments on the first four anniversaries of the applicable grant date, generally subject to continued employment through the applicable vesting date.

Factors used to determine the size of these awards included, with no particular weighting: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of the NEO’s overall compensation package with reference to peer group practices and survey data (iii) the NEO’s existing equity holdings; (iv) the extent to which these existing holdings are vested; (v) the recommendations of our CEO (other than with respect to his own grant); and (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodologies.
The following table summarizes the number of shares and targeted value of the restricted stock awards and PSUs granted to the NEOs in 2025:

	Restricted Stock Awards		Performance Stock Units
Name	Shares(1)	Target Value ($)	Shares (at Target)(1)	Target Value ($)	Total Target Value ($)
Nikhil Lalwani	91,399	5,250,000	30,466	1,750,000	7,000,000
Stephen P. Carey	24,808	1,425,000	8,269	475,000	1,900,000
Christopher K. Mutz	24,808	1,425,000	8,269	475,000	1,900,000
Ori Gutwerg	15,668	900,000	5,222	300,000	1,200,000
Meredith W. Cook	16,974	975,000	5,658	325,000	1,300,000
_________________________
(1) The number of shares was determined by dividing the target award values by the volume-weighted average fair market value of our common stock over the 30 trading days up to and including the grant date. Values shown in the table above may differ from the values shown in the Summary Compensation Table and Grants of Plan-Based Awards table.
The 2025 PSUs are 50% based on performance against our three-year adjusted non-GAAP EBITDA Year-on-Year Growth Rate, and the remaining 50% are based on our three-year relative TSR against the constituents of the S&P 600 Pharmaceuticals, Biotechnology and Life Sciences Index. The Compensation Committee identified these metrics as the most relevant and closely correlated with our operating performance and Stockholder value. Performance will be measured from January 1, 2025 to December 31, 2027, and the PSUs will cliff vest on December 31, 2027, upon the Compensation Committee’s certification of actual results following the end of the performance period, subject to continued employment through December 31, 2027. The PSUs have a threshold payout of 50% of target and a maximum payout of 200% of target, and the payout for the relative TSR PSUs will be capped at target if our stock price performance is negative over the performance period.
The 2023 PSUs were 50% based on performance against our three-year adjusted non-GAAP EBITDA Year-on-Year Growth Rate, and the remaining 50% were based on our three-year relative TSR against the constituents of the S&P 600 Pharmaceuticals, Biotechnology and Life Sciences Index, and performance was measured from January 1, 2023 to December 31, 2025, with a cliff vesting on December 31, 2025. Our three-year relative TSR was greater than the 75th percentile compared to the constituents, and our three-year adjusted non-GAAP EBITDA Year-on-Year Growth Rate exceeded the maximum growth rate of 20%, resulting in a 200% multiplier. Therefore, the achievement of adjusted non-GAAP EBITDA and TSR resulted in the PSUs being earned at 200% of target as summarized in the following table:

Name	Performance Stock Units Granted at Target (#)	Multiplier Based on Company Performance	Number of Shares Issued (#)
Nikhil Lalwani	31,843	200%	63,686
Stephen P. Carey	8,105	200%	16,210
Christopher K. Mutz	5,789	200%	11,578
Ori Gutwerg	5,789	200%	11,578
Meredith W. Cook	4,052	200%	8,104

Stock Ownership Guidelines
The Board believes that the Company’s most senior executives (including its NEOs) should hold meaningful equity ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s Stockholders. As a result, the Board has adopted stock ownership guidelines that apply to our executive officers. Under the stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:

Title	Multiple of Annual Base Salary
Chief Executive Officer	Four (4) Times
All Other Executive Officers	One (1) Times

Executives must comply with these guidelines within five years from their executive officer designation. The guidelines were put into place in April 2021. The stock ownership total includes common stock directly owned, vested or unvested restricted stock awards, vested performance stock units or awards, shares underlying vested stock options, and shares owned indirectly if the executive officer has an economic interest (including shares held by the executive’s spouse, dependent children and/or certain trusts). Unvested shares underlying stock options or unvested performance stock units are not included in the stock ownership total. All of our executive officers have achieved, or are not yet required to meet, the guidelines as of December 31, 2025.
Clawback Policy

On December 1, 2023, the Board adopted the ANI Pharmaceuticals, Inc. Amended and Restated Clawback Policy (the "Clawback Policy"), which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of Nasdaq. The Clawback Policy requires the Company to recoup any erroneously awarded incentive-based compensation received by certain executives, including each NEO, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The Clawback Policy generally applies to all incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement after the policy's effective date. The Clawback Policy was filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2025. No compensation was clawed back pursuant to the Clawback Policy in 2025.
Other Executive Benefits and Perquisites
During 2025, we provided the following benefits to our NEOs on the same basis as our other eligible employees:
•health insurance;
•vacation, personal holidays and sick days;
•short-term and long-term disability insurance; and
•a 401(k) retirement plan, including a company match.
We review our benefits offerings against the market in which we operate, and they are generally competitive with those offered by other companies and specifically with those companies with which we compete for talent.
We also provide Company-paid life insurance premiums for those executives that have elected them, as well as relocation benefits from time to time. Mr. Mutz received a relocation benefit in 2025 in connection with his work-related relocation.

Termination and Change of Control Benefits
Our Compensation Committee believes that reasonable severance payments and benefits are necessary to attract and retain executives and are important in incentivizing them to pursue a change in control transaction if it is in the best interest of our Stockholders, even if it creates uncertainty for them. As such, and consistent with peer practices, we have termination and change in control provisions in the employment agreements that we have entered into with each of our NEOs.
Our “double-trigger” provisions in the employment agreements preserve morale and productivity, and encourage executive retention in the event of a change in control. They are also designed to (i) provide reasonable compensation to executive officers who leave our Company under certain circumstances to facilitate their transition to new employment, and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. For information regarding the change in control benefits for our NEOs, please refer to the section of this Proxy Statement titled “Potential Payments Upon Termination or Change in Control.”
Tax Considerations
Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the other “covered employees” as defined in the rule. While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not tax deductible for tax purposes.
Policies and Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Nonpublic Information
The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options or similar option-like instruments in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options or similar option-like instruments, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing. The Compensation Committee does not grant equity-based awards in anticipation of the release of material nonpublic information and does not time the disclosure of material nonpublic information for purposes of affecting the value of executive compensation.
Hedging Policy
The Company has no standalone policy regarding hedging the economic risks designed to hedge or offset any decrease in the market value of the Company's common stock or equity ownership for its employees, including the executive team or directors of the Company. The Company’s Insider Trading Policy prohibits our directors, executive officers, and employees from engaging in transactions where such insider is aware of material non-public information, such as equity swaps, puts, calls, caps and collars, and other derivative instruments. The policy also prohibits directors and executive officers from engaging in short sale transactions in the Company’s common stock.

Compensation Risk Assessment
The Compensation Committee assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
The Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•A balanced mix of cash and equity, as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards)
•A mix of short-term and long-term incentives, with long-term incentives currently representing a significantly higher proportion of the total mix
•Cash and equity incentives solely based on achieving a mix of financial, strategic, and market-based performance objectives
•Cash and equity awards subject to the Company's SEC/Nasdaq compliant Clawback Policy
•Caps on annual cash incentive and PSU payouts
•Robust stock ownership guidelines, which are intended to align the interests of our executive officers with those of our Stockholders
•General adherence with prevalent low-risk pay practices
•Strong Say on Pay support over the last three years

Compensation Committee Report
The information contained in the following report of the Company’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into the Company’s annual report on Form 10-K for the year ended December 31, 2025.
Submitted by the Compensation Committee
Antonio R. Pera, Chair
Renee P. Tannenbaum, Pharm.D.
Jeanne A. Thoma

Summary Compensation Table
The following table sets forth information with respect to the compensation earned or awarded by the Company to its NEOs for each of the last three or fewer fiscal years in which they were an NEO.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total ($)
Nikhil Lalwani President and Chief Executive Officer	2025	837,409	7,848,711	1,572,500	20,000	10,278,620
	2024	794,914	6,420,231	1,606,457	37,800	8,859,402
	2023	764,341	5,756,142	1,544,670	13,200	8,078,353
Stephen P. Carey Senior Vice President, Finance and Chief Financial Officer	2025	521,031	2,130,319	582,912	17,600	3,251,862
	2024	509,857	1,712,015	611,820	16,776	2,850,468
	2023	509,857	1,465,142	584,289	16,800	2,576,088
Christopher K. Mutz Senior Vice President, Head of Rare Disease	2025	471,625	2,130,319	477,750	317,000	3,396,694
	2024	447,863	1,498,009	455,000	16,800	2,417,672
	2023	424,050	1,046,532	428,480	15,389	1,914,451
Ori Gutwerg Senior Vice President, Generics	2025	479,870	1,345,411	484,278	—	2,309,559
	2024	463,062	1,176,980	467,900	—	2,107,942
	2023	445,254	1,046,532	449,904	—	1,941,690
Meredith W. Cook Senior Vice President, General Counsel and Corporate Secretary	2025	462,052	1,457,614	382,032	16,724	2,318,421
	2024	408,700	1,176,980	420,000	16,800	2,022,480

__________________________
(1)Ms. Cook commenced employment with us on July 18, 2022 and became an NEO in 2024.
(2)Amounts in this column reflect the aggregate grant date fair value of restricted stock awards and PSU awards computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures, granted during the applicable period, as discussed in Note 15 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2025. The grant date fair value of each restricted stock award is measured based on the closing price of the Company’s common stock on the date of grant. The grant date fair value of each adjusted non-GAAP EBITDA Growth PSU award is measured based on the closing price of the Company's common stock on the date of grant. The TSR PSUs have a grant date fair value of $97.48, as calculated using a Monte Carlo simulation model. For the PSU awards, the grant date fair value is based upon the probable outcome of the performance conditions associated with the awards, which assumes, in the case of the adjusted non-GAAP EBITDA Growth PSUs, that target performance is achieved. The grant date fair value of the 2025 PSU awards, assuming that the highest level of performance conditions will be achieved is as follows: Mr. Lalwani, $3,303,124;

Mr. Carey, $896,525; Mr. Mutz, $896,525; Mr. Gutwerg, $566,169; and Ms. Cook,$613,440; the grant date fair value of the 2024 PSU awards, assuming that the highest level of performance conditions will be achieved is as follows: Mr. Lalwani, $2,655,444; Mr. Carey, $708,105; Mr. Mutz, $619,567; Mr. Gutwerg, $486,810; and Ms. Cook, $486,810; and the grant date fair value of the 2023 PSU awards assuming that the highest level of performance conditions will be achieved is as follows: Mr. Lalwani, $2,425,322; Mr. Carey, $617,317; Mr. Mutz, $440,919; and Mr. Gutwerg, $440,919.
(3)Amounts in this column represent the earned cash incentive opportunity paid to each NEO in recognition of performance in the applicable fiscal year under the Bonus Plan. See “Compensation Discussion and Analysis —2025 Executive Compensation Program in Detail — Executive Incentive Bonus Plan” above for additional details.
(4)Amounts in this column represent (i) 401(k) matching contributions by the Company, (ii) Company reimbursement of term life insurance policy premiums pursuant to the applicable NEO’s employment agreement, and (iii) a relocation payment to Mr. Mutz. In 2025, Mr. Mutz received a relocation payment of $300,000, which includes a payment in respect of relocation expenses of $191,000 and a tax gross-up in the amount of $109,000 on such amount to cover associated expenses. The following table details such amounts for the fiscal years ended December, 31, 2025, 2024, and 2023:

Name	Year	401(k) Contribution ($)	Life Insurance Reimbursement ($)	Relocation and Associated Tax Gross-Up ($)
Nikhil Lalwani(1)	2025	14,000	6,000	—
	2024	13,800	24,000	—
	2023	13,200	—	—
Stephen P. Carey	2025	14,000	3,600	—
	2024	13,800	2,976	—
	2023	13,200	3,600	—
Christopher K. Mutz	2025	14,000	3,000	300,000
	2024	13,800	3,000	—
	2023	13,200	2,189	—
Ori Gutwerg	2025	—	—	—
	2024	—	—	—
	2023	—	—	—
Meredith W. Cook	2025	14,000	2,724	—
	2024	13,800	3,000	—
_________________________
(1) Mr. Lalwani was reimbursed in 2024 for term life insurance policy premiums from the years 2021, 2022, 2023, and 2024.

Grants of Plan-Based Awards
The following table sets forth information regarding each grant of an award made to each NEO for the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target(#)	Maximum (#)
Nikhil Lalwani		—	850,000	1,700,000	—	—	—	—	—
	2/12/2025(2)	—	—	—	—	—	—	91,399	5,454,692
	2/12/2025(3)	—	—	—	15,233	30,466	60,932	—	2,394,018
Stephen P.		—	315,088	630,176	—	—	—	—	—
Carey	2/12/2025(2)	—	—	—	—	—	—	24,808	1,480,541
	2/12/2025(3)	—	—	—	4,134	8,269	16,538	—	649,778
Christopher K.		—	238,875	477,750	—	—	—	—	—
Mutz	2/12/2025(2)	—	—	—	—	—	—	24,808	1,480,541
	2/12/2025(3)	—	—	—	4,134	8,269	16,538	—	649,778
Ori Gutwerg		—	242,139	484,278	—	—	—	—	—
	2/12/2025(2)	—	—	—	—	—	—	15,668	935,066
	2/12/2025(3)	—	—	—	2,611	5,222	10,444	—	410,345
Meredith W.		—	238,770	477,540	—	—	—	—	—
Cook	2/12/2025(2)	—	—	—	—	—	—	16,974	1,013,008
	2/12/2025(3)	—	—	—	2,829	5,658	11,316	—	444,606
__________________________
(1)Amounts represent the target and maximum annual cash incentive opportunity of each NEO under our Bonus Plan. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program in Detail — Executive Incentive Bonus Plan” above for additional details.
(2)The row represents restricted stock awards, which vest in four equal annual installments on the first four anniversaries of the applicable grant date, generally subject to continued employment. For additional detail on the grant date fair value of the restricted stock awards, see footnote 2 to the Summary Compensation Table above.
(3)The row represents PSUs, which have a threshold payout of 50% of target and a maximum payout of 200% of target and may be earned based on the achievement of two different performance metrics — 50% of the PSU award is based on adjusted non-GAAP EBITDA Growth performance and the other 50% of the PSU award is based on relative TSR performance. The PSUs will cliff vest on December 31, 2027, the end of the three-year performance period from January 1, 2025 through December 31, 2027, based on the Compensation Committee’s certification of actual results, and are generally subject to continued employment through December 31, 2027. For the PSU awards, the grant date fair value is based upon the probable outcome of the performance conditions associated with the awards. For additional detail on the grant date fair value of the PSU awards, see footnote 2 to the Summary Compensation Table above.

Option Exercises and Stock Vested Table
The following table sets forth information regarding the exercise of options and the vesting of stock awards on an aggregated basis during the fiscal year ended December 31, 2025 for each NEO:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Nikhil Lalwani	—	—	111,490	6,878,841
Stephen P. Carey	50,000	1,979,090	36,357	2,252,126
Christopher K. Mutz	—	—	19,549	1,175,732
Ori Gutwerg	300	8,561	17,735	1,068,851
Meredith W. Cook	—	—	11,549	725,065
__________________________
(1) Amounts reported in this column are based on the closing price of a share of our common stock on the date the applicable stock options were exercised and represent the difference between such closing price and the exercise price of the stock option, multiplied by the number of shares acquired upon exercise.
(2) Amounts reported in this column are based on the closing price of a share of our common stock on the vesting date of the applicable stock awards, multiplied by the number of shares acquired upon vesting.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding each unexercised stock option or unvested stock award held by our NEOs as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nikhil Lalwani	9/8/2020	138,027	—	29.00	9/7/2030	—		—	—		—
	3/24/2022	—	—	—	—	25,014	(1)	1,974,605	—		—
	4/27/2022	—	—	—	—	8,338	(1)	658,202	—		—
	2/28/2023	—	—	—	—	47,766	(1)	3,770,648	—		—
	2/14/2024	—	—	—	—	60,398	(1)	4,767,818	—		—
	2/14/2024	—	—	—	—	—		—	53,686	(2)	4,237,973
	2/12/2025	—	—	—	—	91,399	(1)	7,215,037	—		—
	2/12/2025	—	—	—	—	—		—	60,932	(2)	4,809,972
Stephen P. Carey	3/31/2017	13,250	—	49.51	3/30/2027	—		—	—		—
	4/6/2018	9,600	—	57.06	4/5/2028	—		—	—		—
	3/28/2019	15,064	—	66.39	3/27/2029	—		—	—		—
	3/24/2022	—	—	—	—	8,469	(1)	668,543	—		—
	4/27/2022	—	—	—	—	2,823	(1)	222,848	—		—
	2/28/2023	—	—	—	—	12,158	(1)	959,753	—		—
	2/14/2024	—	—	—	—	16,106	(1)	1,271,408	—		—
	2/14/2024	—	—	—	—	—		—	14,316	(2)	1,130,105
	2/12/2025	—	—	—	—	24,808	(1)	1,958,344	—		—
	2/12/2025	—	—	—	—	—		—	16,538	(2)	1,305,510
Christopher K. Mutz	2/15/2021	33,758	—	31.49	2/14/2031	—		—	—		—
	3/24/2022	—	—	—	—	4,857	(1)	383,412	—		—
	4/27/2022	—	—	—	—	1,619	(1)	127,804	—		—
	2/28/2023	—	—	—	—	8,685	(1)	685,594	—		—
	2/14/2024	—	—	—	—	14,093	(1)	1,112,501	—		—
	2/14/2024	—	—	—	—	—		—	12,526	(2)	988,802
	2/12/2025	—	—	—	—	24,808	(1)	1,958,344	—		—
	2/12/2025	—	—	—	—	—		—	16,538	(2)	1,305,510
Ori Gutwerg	2/15/2021	13,204		31.49	2/14/2031	—		—	—		—
	3/24/2022	—	—	—	—	4,857	(1)	383,412	—		—
	4/27/2022	—	—	—	—	1,619	(1)	127,804	—		—
	2/28/2023	—	—	—	—	8,685	(1)	685,594	—		—
	2/14/2024	—	—	—	—	11,073	(1)	874,103	—		—
	2/14/2024	—	—	—	—	—		—	9,842	(2)	776,927
	2/12/2025	—	—	—	—	15,668	(1)	1,236,832	—		—
	2/12/2025	—	—	—	—	—		—	10,444	(2)	824,449
Meredith W. Cook	7/18/2022	—	—	—	—	4,820	(1)	380,491	—		—
	2/28/2023	—	—	—	—	6,080	(1)	479,955	—		—
	2/14/2024	—	—	—	—	11,073	(1)	874,103	—		—
	2/14/2024	—	—	—	—	—		—	9,842	(2)	776,927
	2/12/2025	—	—	—	—	16,974	(1)	1,339,928	—		—
	2/12/2025	—	—	—	—	—		—	11,316	(2)	893,285
(1)Represents an award of restricted stock that vests in four equal annual installments on the first four anniversaries of the applicable grant date, generally subject to continued employment. The market value of the restricted stock award is calculated by multiplying the number of shares by $78.94, the closing market price of the Company’s common stock on December 31, 2025.

(2)Represents an award of PSUs, which have a threshold payout of 50% of target and a maximum payout of 200% of target and may be earned based on the achievement of two different performance metrics —50% of the PSU award is based on adjusted non-GAAP EBITDA Growth performance and the other 50% of the PSU award is based on relative TSR performance. The PSUs will cliff vest at the end of the three-year performance period, which runs from January 1 of the year of grant through December 31 of the second year after the grant, based on the Compensation Committee's certification of actual results, and are generally subject to continued employment through December 31 of the second year after the grant. The market value of the PSUs is calculated by multiplying the maximum number of PSUs eligible to vest by $78.94, the closing market price of the Company’s common stock on December 31, 2025. The unearned PSU awards that have not vested in the table above are reported at the maximum number of PSUs eligible to vest.

Pension Benefits and Nonqualified Deferred Compensation
None of our NEOs participated in or received benefits from a pension plan or from a nonqualified deferred compensation plan during 2025 or in any prior year.

Potential Payments upon Termination or Change in Control
Separation Arrangements
All of our NEOs are employed at-will and may be terminated at any time, with or without cause. In addition, all of our NEOs, upon the termination of their employment for any reason other than termination by us for “good cause” (as defined in the respective employment agreement), will be entitled to receive the incentive bonus otherwise earned based upon actual performance and payable to the NEO for the fiscal year ending immediately prior to the NEO’s termination date.
Nikhil Lalwani
Under Mr. Lalwani’s employment agreement, in the event his employment is terminated by us “without good cause” or by Mr. Lalwani for “good reason” (as such terms are defined in his employment agreement), Mr. Lalwani will be entitled, subject to his execution and non-revocation of a release of claims in our favor, to the following: (i) continued payment of his current annual base salary for 24 months following the termination date, (ii) reimbursement of COBRA premiums for COBRA coverage based on the portion of the monthly premium costs covered by the Company for his group coverage in effect as of the termination date, following the termination date until the earlier of (a) 18 months and (b) the date that Mr. Lalwani and his eligible dependents become eligible to participate in a similar plan or are ineligible for COBRA coverage, (iii) a lump sum cash payment equal to the pro-rated maximum bonus for the fiscal year during which he is terminated based on the days elapsed in such fiscal year through his termination date and payable when bonus payments for such fiscal year are paid to other executives, (iv) a lump sum cash payment equal to his annual maximum bonus amount which will be payable on each of the next two anniversaries of his termination date, and (v) all of his options and any unvested restricted stock will vest with respect to that number of shares that would have vested during the 24 months after his termination had he remained employed by the Company during such period, and his vested options will remain exercisable for up to 18 months following his termination date.
In addition, the employment agreement with Mr. Lalwani provides that if his employment is terminated by the Company for any reason other than for “good cause” or if he resigns for “good reason” in connection with or within 24 months following a “change in control” (as such terms are defined in his employment agreement), subject to his execution and non-revocation of a release of claims in our favor, in lieu of the payments and benefits described above, he will be entitled to receive (i) continued payment of his current annual base salary for 36 months following the later of either his termination date or the date on which the change in control occurs (the “Lalwani CIC Severance Period”), (ii) reimbursement of COBRA premiums for COBRA coverage during the Lalwani CIC Severance Period (or until he and his eligible dependents become eligible to participate in another similar plan or are ineligible for COBRA coverage) based on the portion of the monthly premium costs covered by the Company for his group coverage in effect as of his termination date, (iii) a lump sum cash payment equal to the pro-rated portion of his maximum target bonus amount for the year during which he is terminated based on the days elapsed in such calendar year through his termination date, (iv) lump sum cash payments equal to his maximum target bonus which will be payable on each of the next three anniversaries of the later of his termination date and ten days following the date on which the change in control occurs, (v) outplacement services worth in value up to $10,000, and (vi) all of his options to purchase Company common stock and any unvested restricted stock will vest in their entirety and vested options will remain exercisable through their applicable expiration dates and any unvested and outstanding performance-based awards shall become earned and vested based on the performance level achieved.

Mr. Lalwani’s employment agreement also provides that if the compensation and benefits payable to him are subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar tax, such payments will be reduced to the extent necessary to provide Mr. Lalwani the greatest after-tax benefit.
Stephen P. Carey
Under the employment agreement with Mr. Carey, if his employment is terminated by the Company “without good cause” or by Mr. Carey for “good reason” (as such terms are defined in his employment agreement), subject to his execution and non-revocation of a release of claims in our favor, he will be entitled to (i) his base salary for a period of 12 months from the date of his termination, (ii) reimbursement of COBRA premiums for COBRA coverage, based on the portion of the monthly health premium costs covered by the Company for his group coverage in effect as of the termination date, following the termination date until the earlier of (a) 12 months and (b) the date that Mr. Carey and his eligible dependents become eligible to participate in a similar plan or are ineligible for COBRA coverage, (iii) a lump sum cash payment equal to the pro-rated maximum bonus for the fiscal year during which he is terminated based on the days elapsed in such fiscal year through his termination date and payable when bonus payments for such fiscal year are paid to other executives, (iv) a lump sum cash payment equal to Mr. Carey's annual maximum bonus amount, payable on the first payroll date following the first anniversary of his termination date, and (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by Mr. Carey that are not fully vested at the time of termination will immediately accelerate and vest in full, and all his options will remain exercisable through their expiration dates.
In addition, the employment agreement with Mr. Carey provides that if his employment is terminated by the Company for any reason other than for “good cause” or if he resigns for “good reason” in connection with or within 24 months following a “change in control” (as such terms are defined in his employment agreement), subject to Mr. Carey's execution and non-revocation of a release of claims in our favor, in lieu of the payments and benefits described above, he will be entitled to receive (i) his base salary for 24 months following the later of either his termination date or the date on which the change in control occurs (the “Carey CIC Severance Period”), (ii) a lump sum cash payment equal to the pro-rated portion of his maximum target bonus for the year during which he is terminated based on the days elapsed in such calendar year through his termination date, (iii) lump sum cash payments equal to his maximum target bonus which will be payable on each of the next two anniversaries of the later of his termination date and ten days following the date on which the change in control occurs, (iv) reimbursement of COBRA premiums for COBRA coverage during the Carey CIC Severance Period (or until Mr. Carey and his eligible dependents become eligible to participate in another similar plan or are ineligible for COBRA coverage) based on the portion of the monthly premium costs covered by the Company for his group coverage in effect as of his termination date, (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by Mr. Carey that are not fully vested will immediately accelerate and vest in full, effective upon the consummation of the change in control, and any unvested and outstanding performance-based awards shall become earned and vested based on the performance level achieved, (vi) outplacement services worth in value up to $10,000, and (vii) tax gross up payments in the event any payments are subject to the excise taxes imposed by Sections 280G and 4999 of the Code or any similar tax.
Christopher K. Mutz, Ori Gutwerg and Meredith W. Cook
Under the employment agreement with each of Messrs. Mutz and Gutwerg and Ms. Cook, if the NEO’s employment is terminated by the Company “without good cause” or by the applicable NEO for “good reason” (as such terms are defined in the applicable employment agreement), subject to the applicable NEO’s execution and non-revocation of a release of claims in our favor, he or she will be entitled to (i) his or her base salary for a period of 12 months from the date of his or her termination, (ii) reimbursement of COBRA premiums for COBRA coverage based on the portion of the monthly health premiums costs covered by the Company for his or her group coverage in effect as of the termination date, following the termination date until the earlier of (a) 12 months and (b) the date that the NEO and his or her eligible dependents become eligible to participate in a similar plan or are ineligible for COBRA coverage, (iii) a lump sum cash payment equal to the pro-rated maximum bonus for the fiscal year during which he or she is terminated based on the days elapsed in such fiscal year through his or her termination date and payable when bonus payments for such fiscal year are paid to other executives, (iv) a lump sum cash payment equal to the NEO’s annual maximum bonus amount, payable on the first payroll date following the first anniversary of his or her termination date, and (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by the NEO that are not fully vested at the time of termination will vest with respect to that number of shares that would have vested during the 12 months after his or her termination had he or she remained employed by the Company during such period, and any of his or her vested options will remain exercisable for up to 18 months following his or her termination date.

In addition, the employment agreement with each of Messrs. Mutz and Gutwerg and Ms. Cook provides that if the applicable NEO’s employment is terminated by the Company for any reason other than for “good cause” or if the NEO resigns for “good reason” in connection with or within 24 months following a “change in control” (as such terms are defined in the applicable employment agreement), subject to the applicable NEO’s execution and non-revocation of a release of claims in our favor, in lieu of the payments and benefits described above, he or she will be entitled to receive (i) his or her base salary for 24 months following his or her termination date (the “Other NEO CIC Severance Period”), (ii) a lump sum cash payment equal to the pro-rated portion of his or her maximum target bonus for the year during which he or she is terminated based on the days elapsed in such calendar year through his or her termination date, (iii) lump sum cash payments equal to the NEO’s maximum target bonus which will be payable on each of the first two anniversaries of the later of his or her termination date and ten days following the date on which the change in control occurs, (iv) reimbursement of COBRA premiums for COBRA coverage during the Other NEO CIC Severance Period (or until the NEO and his or her eligible dependents become eligible to participate in another similar plan or are ineligible for COBRA coverage) based on the portion of the monthly premium costs covered by the Company for his or her group coverage in effect as of his or her termination date, (v) all options to purchase shares of the Company’s common stock and shares of restricted stock of the Company held by the NEO that are not fully vested will vest in their entirety and any vested options will remain exercisable through their applicable expiration dates and any unvested and outstanding performance-based awards shall become earned and vested based on the performance level achieved, and (vi) outplacement services worth in value up to $10,000.
The employment agreement for each of Messrs. Mutz and Gutwerg and Ms. Cook also provides that if the compensation and benefits payable to the NEO are subject to Sections 280G and 4999 of the Code or any similar tax, such payments will be reduced to the extent necessary to provide the NEO the greatest after-tax benefit.

Restrictive Covenants

Pursuant to each of our NEO’s employment agreement, each of our NEOs has agreed, (i) during employment and for the Applicable Restricted Period, not to (a) compete with us, (b) solicit, employ, or retain any employee or consultant (or anyone who was an employee or consultant within the prior six-month period), or (c) interfere with the relationship between us and any employees or consultants, (ii) to a perpetual confidentiality covenant,(iii) to a non-disparagement covenant, and (iv) to an assignment of intellectual property covenant. The “Applicable Restricted Period” is (A) for Mr. Lalwani, other than in connection with a change in control, in the event his employment is terminated by us “without good cause” or by him for “good reason”, 24 months following his termination of employment, in the event of a termination for “good cause” or without “good reason” or due to disability, one year following his termination of employment; and in connection with a change in control, the Lalwani CIC Severance Period, (B) for Mr. Carey, other than in connection with a change in control, in the event his employment is terminated by us “without good cause”, by him for “good reason”, for “good cause”, without “good reason” or due to disability, one year following his termination of employment, and in connection with a change in control, the Carey CIC Severance Period, and (C) for Messrs. Mutz and Gutwerg and Ms. Cook, 12 months following the NEO’s termination of employment.
Death and Disability
If any of our NEOs’ employment is terminated due to their death or disability, pursuant to the terms of their restricted stock award agreements, any shares that were scheduled to vest on the next vesting date following their termination date will immediately vest as of the termination date.
Change in Control
Under the Company’s Amended and Restated 2022 Stock Incentive Plan, as amended (the “Stock Plan”), awards granted under the Stock Plan or subject to the terms of the Stock Plan will vest in full in the event of a “corporate transaction” of the Company (as defined in the Stock Plan), unless the Compensation Committee provides otherwise. In addition, the stock option agreements under the Stock Plan generally provides that upon a change in control, the post-termination exercise period will be extended until the option expires. Mr. Lalwani’s stock option and restricted stock award agreements, however, provide that his stock awards will only vest in connection with a qualifying termination that occurs in connection with a change in control as provided for in his employment agreement and described under “Separation Arrangements — Nikhil Lalwani” above.

Potential Payments Upon Termination or Change in Control Table
The following table summarizes the approximate value of the potential benefits each of our NEOs would receive in connection with a termination of employment on December 31, 2025, including the approximate value of the accelerated vesting of the equity awards that each NEO would receive upon (i) a termination by the Company without good cause or resignation for good reason (a “Qualifying Termination”) not in connection with a change in control, (ii) a Qualifying Termination in connection with or within 24 months following a change in control (the “CIC Period”), and (iii) a termination due to death or disability. For clarity, the table below does not include the value attributable to certain awards that may become vested or partially vested outside of a Qualifying Termination, or for the restricted stock awards, termination due to death or disability. The value of each NEO’s accelerated equity awards is based upon the closing market price per share of our common stock of $78.94 as of December 31, 2025.
These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and our valuation at that time. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.

Name(6)	Base Salary Continuation(1) ($)	Bonus Payments(2) ($)	Benefits Continuation(3) ($)	Outplacement Services ($)	Equity Awards(4)(5) ($)	Total ($)
Nikhil Lalwani
Qualifying Termination	1,700,000	5,100,000	45,000	—	15,403,773	22,248,773
Qualifying Termination within CIC Period	2,550,000	6,800,000	90,000	10,000	22,910,282	32,360,282
Termination due to Death or Disability	—	—	—	—	10,125,371	10,125,371
Stephen P. Carey
Qualifying Termination	525,146	1,260,350	30,000	—	5,675,181	7,490,677
Qualifying Termination within CIC Period	1,050,292	1,890,525	60,000	10,000	6,298,701	9,309,518
Termination due to Death or Disability	—	—	—	—	2,878,889	2,878,889
Christopher K. Mutz
Qualifying Termination	477,750	955,500	30,000	—	2,261,526	3,724,776
Qualifying Termination within CIC Period	955,500	1,433,250	60,000	10,000	5,414,810	7,873,560
Termination due to Death or Disability	—	—	—	—	2,261,526	2,261,526
Ori Gutwerg
Qualifying Termination	484,277	968,554	30,000	—	1,851,327	3,334,158
Qualifying Termination within CIC Period	968,554	1,452,831	60,000	10,000	4,110,011	6,601,396
Termination due to Death or Disability	—	—	—	—	1,851,327	1,851,327
Meredith W. Cook
Qualifying Termination	477,540	955,080	30,000	—	1,654,635	3,117,255
Qualifying Termination within CIC Period	955,080	1,432,620	60,000	10,000	3,909,582	6,367,282
Termination due to Death or Disability	—	—	—	—	1,654,635	1,654,635
__________________________
(1)Assumes base salary amount in effect on December 31, 2025, payable over the severance term for Qualifying Terminations, 2 years (3 years within CIC period) for Mr. Lalwani and 1 year (2 years within CIC period) for all other NEOs.
(2)Assumes a full year prorated bonus for 2025, assuming maximum performance at 200% of target level, plus a maximum bonus amount for 2025, at 200% of target level, for each of the years in the applicable severance term for Qualifying Terminations, 2 years (3 years within CIC period) for Mr. Lalwani and 1 year (2 years within CIC period) for all other NEOs.
(3)The benefit continuation amount assumes COBRA premium reimbursement at an estimated cost of $2,500 per month, payable over the applicable severance term for the NEO for Qualifying Terminations, 18 months (3 years within CIC period) for Mr. Lalwani and 1 year (2 years within CIC period) for all other NEOs.
(4)The value for restricted stock is calculated by multiplying the number of unvested shares that would be subject to accelerated vesting by the price per share of our common stock of $78.94 on December 31, 2025.
(5)The value for PSUs for a Qualifying Termination is calculated assuming target level performance, prorated for the performance period, or two thirds of the PSUs granted in 2024 and one third of the PSUs granted in 2025, multiplied by the price per share of our common stock of $78.94 on December 31, 2025. The value for PSUs for a Qualifying Termination within the CIC Period is calculated assuming target level performance, with full acceleration, or 100% of the total PSUs granted multiplied by the price per share of our common stock of $78.94 on December 31, 2025.

(6)To the extent the amounts paid to Messrs. Lalwani, Gutwerg, and Mutz and Ms. Cook are subject to Sections 280G and 4999 of the Code, the amounts will be reduced as necessary to provide the respective NEO with the greatest after-tax benefit. To the extent amounts paid to Mr. Carey are subject to Section 280G and 4999 of the Code, he is eligible for a one-time gross-up payment on any applicable excise taxes, assuming the highest applicable tax rate. Based on the assumption set forth above, assuming a change in control occurred on December 31, 2025, Mr. Carey would not be entitled to a gross-up payment as of such date.
Indemnification Agreements
The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.
CEO Pay Ratio
Under SEC rules, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all our other employees. We determined that the 2025 median of the annual total compensation of all our employees who were employed as of December 31, 2025, other than our CEO, Nikhil Lalwani, was $89,954. Mr. Lalwani’s 2025 annual total compensation was $10,278,620 (as reported in our Summary Compensation Table above). Based on the foregoing, our estimate of the ratio of Mr. Lalwani’s annual total compensation to the median annual total compensation of all our other employees was 114 to 1.
We determined our median employee by preparing a ranked list of our total employee population as of December 31, 2025, excluding Mr. Lalwani, consisting of 966 employees located in the United States, India, United Kingdom, Germany, Portugal, Ireland, and Canada. To identify the median compensated employee, we used Box 5 W-2 data, or the equivalent for employees located outside of the United States, for all individuals as of December 31, 2025, annualizing such data for those individuals employed less than the full year of 2025. We then calculated the annual compensation of the median employee using the same methodology used to calculate Mr. Lalwani’s compensation for the Summary Compensation Table.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, our ratio may not be comparable to the ratios disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.
Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance measures for the fiscal years listed below. You should refer to our Compensation Discussion & Analysis for a complete description of how executive compensation relates to Company performance measures and how the Compensation Committee makes its decisions related thereto.

Pay Versus Performance Table
The following table provides the information required for our principal executive officer (“PEO”) and non-PEO NEOs for each of the fiscal years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021, along with the financial information required to be disclosed for each fiscal year:

Year (1)(2)	Summary Compensation Table Total for PEO $	Compensation Actually Paid to PEO(3) $	Average Summary Compensation Table Total for non-PEO NEOs $	Average Compensation Actually Paid to non-PEO NEOs(3) $	Value of Initial Fixed $100 Investment Based on:(4)		Net (Loss) Income (in millions)(6) $	Revenue (in millions)(7) $
					ANIP Total Shareholder Return $	Peer Group Total Shareholder Return (5) $
2025	10,278,620	21,322,103	2,818,836	5,146,305	271.83	71.73	78	883
2024	8,859,402	10,815,366	2,349,641	2,686,867	190.36	61.93	(19)	614
2023	8,078,353	15,098,347	2,082,118	3,238,815	189.88	63.40	19	487
2022	5,112,087	4,617,234	1,535,136	1,413,162	138.53	65.41	(48)	316
2021	6,541,060	10,473,389	1,927,619	2,846,757	158.68	96.61	(43)	216
__________________________
(1)    The PEO in each reporting year is our current Chief Executive Officer, Nikhil Lalwani.
(2)    Our non-PEO NEOs includes the following executives by year:
2025: Stephen P. Carey, Christopher K. Mutz, Ori Gutwerg, Meredith W. Cook
2024: Stephen P. Carey, Christopher K. Mutz, Ori Gutwerg, Meredith W. Cook
2023: Stephen P. Carey, Chad Gassert, Ori Gutwerg, Christopher K. Mutz
2022: Stephen P. Carey, James G. Marken, Ori Gutwerg, Christopher K. Mutz
2021: Stephen P. Carey, James G. Marken, Ori Gutwerg, Christopher K. Mutz

(3)    Subtractions from, and additions to, total compensation in the Summary Compensation Table (“SCT”) by year to calculate CAP, in accordance with Item 402(v) of Regulation S-K, include:

	2025	2024	2023	2022	2021
	PEO ($)	PEO ($)	PEO ($)	PEO ($)	PEO ($)
Total Compensation from SCT	10,278,620	8,859,402	8,078,353	5,112,087	6,541,060
Adjustments for Equity Awards:
Subtraction: Value of Stock and Option Awards reported in SCT	(7,848,711)	(6,420,231)	(5,756,142)	(3,806,102)	(4,369,205)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	11,769,119	6,996,480	8,659,248	5,366,964	6,289,690
Addition: Fair value at vest of awards granted and vested during the covered fiscal year	—	—	—	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	6,407,401	37,775	3,087,525	(1,067,419)	2,092,579
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied at the end of or during the covered fiscal year	715,674	1,341,940	1,029,363	(988,296)	(80,735)
(Subtraction): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—
Compensation Actually Paid (as calculated)	21,322,103	10,815,366	15,098,347	4,617,234	10,473,389

	2025	2024	2023	2022	2021
	Average of Other non-PEO NEOs ($)	Average of Other non-PEO NEOs ($)	Average of Other non-PEO NEOs ($)	Average of Other non-PEO NEOs ($)	Average of Other non-PEO NEOs ($)
Total Compensation from SCT	2,818,836	2,349,641	2,082,118	1,535,136	1,927,619
Adjustments for Equity Awards:
Subtraction: Value of Stock and Option Awards reported in SCT	(1,765,916)	(1,390,996)	(1,151,185)	(881,234)	(1,147,142)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	2,647,978	1,515,845	1,731,772	1,242,624	1,739,550
Addition: Fair value at vest of awards granted and vested during the covered fiscal year	—	—	—	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	1,305,771	(10,830)	545,054	(232,291)	295,425
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied at the end of or during the covered fiscal year	139,636	223,207	31,056	(251,073)	31,305
Compensation Actually Paid (as calculated)	5,146,305	2,686,867	3,238,815	1,413,162	2,846,757
All equity valuations for each covered fiscal year are calculated in accordance with the provisions of ASC Topic 718. See Note 15 to our audited consolidated financial statements appearing in our 2025 Annual Report on Form 10-K for assumptions underlying the valuations of equity awards.
(4) The amounts reported in these columns represent the cumulative TSR on an investment of $100 on December 31, 2020 through the last trading day for the applicable fiscal year in the table.
(5) The Peer Group is the S&P 600 Pharmaceuticals, Biotechnology and Life Sciences Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(6) The amounts reported in this column represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.
(7) The amounts reported in this column represent revenue, our Company-Selected Measure, which we believe represents the most important financial performance measure used to link CAP to our PEO and non-PEO NEOs in 2025 to our performance. The amounts represent the amount of revenue reflected in our audited financial statements for the applicable year.
Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our PEO and non-PEO NEOs in 2025 to our performance were:
•Revenue;
•Adjusted non-GAAP EBITDA;
•Adjusted non-GAAP EBITDA Growth Rate; and
•Relative Total Shareholder Return.

Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with the SEC rules) to our PEO and non-PEO NEOs and the following measures:
•the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•the Company’s Net Income (Loss); and
•the Company's Revenue.
•In addition, the illustrations below provide a comparison of the Company’s cumulative TSR and the Peer Group’s cumulative TSR.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

	2021	2022	2023	2024	2025
PEO CAP	$10,473	$4,617	$15,098	$10,815	$21,322
Average non-PEO NEO CAP	$2,847	$1,413	$3,239	$2,687	$5,146
ANIP value of $100 Invested at Beginning of Period	$158.68	$138.53	$189.88	$190.36	$271.83
Peer Group value of $100 Invested at Beginning of Period	$96.61	$65.41	$63.40	$61.93	$71.73

CAP and Company Net Income (Loss)

	2021	2022	2023	2024	2025
PEO CAP	$10,473	$4,617	$15,098	$10,815	$21,322
Average non-PEO NEO CAP	$2,847	$1,413	$3,239	$2,687	$5,146
Net Income (Loss) ($Mil.)	$(43)	$(48)	$19	$(19)	$78
CAP and Company Revenue

	2021	2022	2023	2024	2025
PEO CAP	$10,473	$4,617	$15,098	$10,815	$21,322
Average non-PEO NEO CAP	$2,847	$1,413	$3,239	$2,687	$5,146
Revenue ($Mil.)	$216	$316	$487	$614	$883

PROPOSAL 3: ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and corresponding proxy rules under the Exchange Act, the Company is presenting its Stockholders with an advisory (non-binding) vote on the executive compensation programs as described in this Proxy Statement for the Company’s named executive officers (sometimes referred to as “Say on Pay”).
The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers as described in the section entitled “Executive Compensation,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Executive Compensation section starting on page 23 of this Proxy Statement for a discussion about the Company’s executive compensation programs, including information about the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025.
The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, the compensation of the Board, or the Company’s compensation policies as they may relate to risk management.
The Compensation Committee oversees and administers the Company’s executive compensation program, including the determination and implementation of the Company’s compensation philosophy, policies, and objectives. The Compensation Committee has designed the executive compensation program to align executive compensation with the achievement of the Company’s business goals and strategies, both short- and long-term. The Compensation Committee also seeks to provide executive compensation at levels that will allow the Company to continue to be able to attract and retain the best possible executive candidates.
The Board believes that the most significant components of its executive compensation program reflect sound governance practices and are consistent with industry standards. The Board believes that executive compensation is appropriately allocated between base salary and short- and long-term equity compensation opportunities so as to encourage strong short- and long-term performance, create clear alignment with Stockholders and discourage excessive risk-taking. Accordingly, we are asking Stockholders to vote for the following resolution:
“RESOLVED, that the Company’s Stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement, including the Compensation, Discussion and Analysis, compensation tables and narrative discussion.”
The vote solicited by this Proposal 3 is advisory, and therefore is not binding on the Company, the Board or the Company’s Compensation Committee. The outcome of the vote will not require the Company, the Board or the Company’s Compensation Committee to take any action and will not be construed as overruling any decision by the Company or the Board.
The Board and Compensation Committee each values the opinions of the Company’s Stockholders and, to the extent there is an advisory vote against the executive compensation as disclosed in this Proxy Statement, the Company will consider its Stockholders’ views and evaluate what actions, if any, may be appropriate.
Consistent with the non-binding advisory vote of the Stockholders at the 2020 annual meeting of Stockholders on the frequency of advisory votes on executive compensation, the Board has determined to hold annual advisory votes on the compensation of our named executive officers.
Required Vote; Recommendation of the Board
The affirmative vote of a majority of the stock represented and entitled to vote on this proposal is required for advisory approval of this Proposal 3.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL 4: ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Act and corresponding proxy rules under the Exchange Act, the Company is presenting its Stockholders with an advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. The Company is required to submit to Stockholders at least once every six years a vote on whether future Say on Pay votes should be presented every 1, 2, or 3 years. Stockholders will specify one of four choices for this Proposal 4 on the proxy card: 1 year, 2 years, 3 years, or abstain.
After careful consideration of the frequency alternatives, the Board believes that a 1 year frequency for conducting future Say on Pay votes is appropriate for the Company and its Stockholders at this time. The Board believes that an annual Say on Pay vote provides Stockholders with the most direct and timely means of communicating their views on the Company’s executive compensation program. An annual Say on Pay vote is also consistent with our policy of engaging in dialogue with our Stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices. Conducting an annual Say on Pay vote also allows the Board and the Compensation Committee to respond promptly to Stockholder feedback on pay-related matters.
The vote solicited by this Proposal 4 is advisory, and therefore is not binding on the Company, the Board or the Compensation Committee. The outcome of the vote will not require the Company, the Board or the Compensation Committee to take any action and will not be construed as overruling any decision by the Company or the Board.
The Board and the Compensation Committee value this opportunity to obtain the views of Stockholders on the frequency of future non-binding Say on Pay votes and will consider the views expressed on this Proposal 4 in determining the timing of future non-binding “say on frequency” votes.

Required Vote; Recommendation of the Board
The affirmative vote of a majority of the stock represented and entitled to vote on this Proposal 4 is required for advisory approval of this Proposal 4. Because Stockholders may choose among three frequency options (1 year, 2 years, or 3 years), if no single option receives a majority of the votes represented and entitled to vote, the Board will consider the option receiving the highest number of votes cast in making future decisions regarding the frequency of the advisory vote. This vote is advisory only and is not binding on the Board. The Board may decide that it is in the best interests of Stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by Stockholders.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “1 YEAR” ON THE FREQUENCY FOR CONDUCTING FUTURE ADVISORY VOTES ON COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 5: APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN
This is a proposal to approve the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan, as amended (the “Stock Plan”), to increase the shares issuable under the Stock Plan by 962,000 shares (the Stock Plan after giving effect to the amendment and restatement being submitted for approval hereunder, the “Amended 2022 Stock Plan”).

If Stockholders approve the Amended 2022 Stock Plan, the Amended 2022 Stock Plan will become effective upon the date of the 2026 Annual Meeting (i.e., May 21, 2026).

Summary of Material Changes Being Made to the Stock Plan and Submitted for Stockholder Approval

The Amended 2022 Stock Plan will make the following material change to the Stock Plan:

Increase in Authorized Shares	Increase the number of shares authorized for issuance under the Stock Plan by 962,000 additional shares
Purpose of Share Reserve Increase
In 2025, the Stock Plan was amended and restated to increase the number of shares of our common stock available for issuance under the Stock Plan. As of March 23, 2026, a total of 1,277,945 shares of our common stock remained available for future grants under the Stock Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives, employees, and other service providers in a competitive market for talent. We consider the Stock Plan to be a vital element of our compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and our Stockholders. In recent years, our compensation structure and strategy have included the issuance of grants and share usage to align with market standards.
The table below shows the stock awards that were outstanding under the Stock Plan and non-shareholder-approved inducement grants as of March 23, 2026. As of March 23, 2026, the closing sale price of a share of the Company’s common stock on The Nasdaq Global Market was $73.92.

	Shares underlying outstanding stock options (#)	Weighted average exercise price per share of outstanding stock options ($)	Weighted average remaining term of outstanding stock options	Shares underlying outstanding restricted stock awards and performance and restricted stock units (assuming target performance)	Shares available for future grant
Stock Plan	157,004	50.49	2.81	2,015,125	1,277,945
Inducement Grants	184,989	29.63	4.57	—	—
Total	341,993	39.21	3.76	2,015,125	1,277,945
Burn Rate and Equity Overhang
The Compensation Committee regularly reviews our burn rate and equity overhang activity in order to thoughtfully manage our long-term Stockholder dilution. The table below shows our burn rate and equity overhang activity relating to equity grants under the Stock Plan for the last three fiscal years.

Element	2025	2024	2023	Average
Granted	831,944	781,855	762,283	—
Weighted Average Common Shares Outstanding	20,053,495	19,317,919	18,001,213	—
Burn Rate	4.15%	4.05%	4.23%	4.14%
Outstanding	2,140,003	2,188,426	2,123,913	—
Common Shares Outstanding (as of December 31)	22,491,281	21,108,152	20,446,953	—
Overhang	9.51%	10.37%	10.39%	10.09%

The table below shows the number of options and equity awards granted in each of the last three years, with performance-based stock unit grants shown assuming target performance, as well as the total number of shares earned in each year related to performance-based stock units which performance period ended in that year.

Fiscal Year	Time-Based Option Awards Granted	Time-Based Restricted Stock Awards Granted	Time-Based Restricted Stock Units Granted	Performance-Based Stock Units Granted	Shares for Performance-Based Stock Units Earned
2025	—	728,845	23,240	79,859	159,200
2024	—	708,267	—	73,588	—
2023	2,938	674,246	—	85,099	—
Note Regarding Forecasts and Forward-Looking Statements
We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal 5 include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.
Best Practices
We have designed the Amended 2022 Stock Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, employees and other service providers and Stockholders’ interests. These provisions include, but are not limited to, the following:
No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
No Repricing Without Stockholder Approval. Other than in connection with certain corporate transactions, the Company cannot, without Stockholder approval, reduce the exercise price of a stock option or SAR, and at any time when the exercise price of a stock option or SAR is above the market value of the Company’s common stock, the Company cannot, without Stockholder approval, cancel and re-grant or exchange such stock option or SAR for cash, other awards or a new stock option or SAR at a lower exercise price.
Minimum Vesting Requirements. Stock awards granted under the Amended 2022 Stock Plan do not vest prior to the one-year anniversary of the grant date, subject to certain exceptions that are described below.
No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of an award, shares delivered to or withheld by the Company to pay withholding taxes related to an award, and unissued shares resulting from the settlement of stock appreciation rights in stock do not become available for issuance as future awards under the Amended 2022 Stock Plan.
Director Limits. The maximum aggregate grant date value of shares of the Company’s common stock granted to any director in any one calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, will not exceed $750,000 in total value (or $1,000,000 in the first calendar year of a director’s initial term).
No Dividends on Unvested Awards. The Amended 2022 Stock Plan provides that any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Amended 2022 Stock Plan also prohibits granting dividend equivalents based on the dividends declared on shares of common stock that are subject to an option or SAR and provides that no dividend or dividend equivalents will be paid out with respect to any unvested awards.
No single-trigger acceleration upon assumption or substitution of awards. Under the Amended 2022 Stock Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company where awards are assumed or substituted by the surviving entity.

No liberal change in control definition. The Amended 2022 Stock Plan defines change in control based on the consummation of the transaction rather than the announcement or Stockholder approval of the transaction.
No Transferability. In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.
No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended 2022 Stock Plan can be automatically replenished.
No Automatic Grants. The Amended 2022 Stock Plan does not provide for “reload” or other automatic grants to participants.
No Tax Gross-ups. The Amended 2022 Stock Plan does not provide for any tax gross-ups.
Board Approval of the Amended and Restated 2022 Stock Incentive Plan
On April 8, 2026, our Board approved the Amended and Restated 2022 Stock Plan, subject to approval from our Stockholders at the 2026 Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive plan awards.
Summary of the Amended 2022 Stock Plan
The following provides a summary of the material features of the Amended 2022 Stock Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Amended 2022 Stock Plan and is qualified in its entirety by the plan document of the Amended 2022 Stock Plan attached as Appendix A.
Types of Awards Available under the Amended 2022 Stock Plan
We may grant the following types of incentive awards under the Amended 2022 Stock Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) stock unit awards or restricted stock units; (v) performance awards; and (vi) stock bonuses.
Plan Administration
The Amended 2022 Stock Plan will continue to be administered by the Board or by a committee of the Board (the “Administrator”). Any such committee will consist of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” within the meaning of the Listing Rules of The Nasdaq Stock Market. The Company expects the Compensation Committee of the Board will continue to administer the Amended 2022 Stock Plan. The Administrator may delegate its duties, power and authority under the Amended 2022 Stock Plan to any of the Company’s officers to the extent consistent with applicable Delaware corporate law, except with respect to participants subject to Section 16 of the Exchange Act.
The Administrator has the authority to determine all provisions of incentive awards consistent with terms of the Amended 2022 Stock Plan, including the eligible recipients who will be granted one or more incentive awards under the Amended 2022 Stock Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. The Administrator has the authority to pay the economic value of any incentive award in the form of cash, the Company’s common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “repricing” of options, discussed below) so long as the amended or modified terms are permitted under the Amended 2022 Stock Plan and any adversely affected participant has consented to the amendment or modification. The Administrator may not grant incentive awards (other than “exempted awards” as described below) that vest or become exercisable less than twelve months after the grant of such award. For purposes of this minimum vesting requirement, “exempted awards” include incentive awards granted prior to April 10, 2020 and those incentive awards granted on or after April 10, 2020 for up to a maximum 5% of the total number of shares of common stock available for future grants under the Amended 2022 Stock Plan as of April 10, 2020.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other similar change in corporate structure or shares; any purchase, acquisition, sale, disposition or write down of a significant amount of assets or a significant business; any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; any uninsured catastrophic losses or extraordinary non-recurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225, Income Statement or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an incentive award, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the board of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding incentive award that is based in whole or in part on the financial performance of the Company (or any subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Administrator or the board of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Amended 2022 Stock Plan as then in effect. The Administrator, in its sole discretion, may amend the terms of the Amended 2022 Stock Plan or incentive awards with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or subsidiary’s interests, or to meet objectives of the Amended 2022 Stock Plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the Administrator to take any action:
•To reserve shares or grant incentive awards in excess of the limitations provided in the Amended 2022 Stock Plan;
•To effect any repricing of options, as discussed below;
•To grant options or stock appreciation rights having an exercise price less than 100 percent of the “fair market value” (as defined below) of one share of the Company’s common stock on the date of grant; or
•For which stockholder approval would then be required pursuant to Section 422 of the Code, the Listing Rules of The Nasdaq Stock Market or other applicable market or exchange.
Except in connection with certain specified changes in the Company’s corporate structure or shares, the Administrator may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” option or stock appreciation right by:
•Amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;
•Canceling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price or other incentive awards; or
•Repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the Amended 2022 Stock Plan.
For purposes of the Amended 2022 Stock Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of the Company’s common stock is less than the exercise price.
Shares Available for Issuance under the Amended 2022 Stock Plan
The maximum number of shares of the Company’s common stock reserved for issuance under the Amended 2022 Stock Plan will be the sum of (i) 7,260,000, (ii) 962,000 additional shares subject to the approval of the Company’s Stockholders, and (iii) the number of shares of common stock subject to incentive awards outstanding under any prior restatement of the Amended 2022 Stock Plan, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. In addition, the number of shares available for issuance under the Amended 2022 Stock Plan is subject to increase to the extent that the Company assumes, settles, or substitutes any outstanding equity awards issued by the target company in connection with a merger, consolidation, or acquisition transaction. However, any available shares issuable pursuant to assumed, settled, or replaced equity awards in connection with a merger, consolidation, or acquisition transaction may only be utilized to the extent permitted under the Listing Rules of The Nasdaq Stock Market and will not be available for reissuance if such assumed or replacement awards are forfeited without the issuance of shares. Subject to adjustment as described below, no more than 8,222,000 shares of the Company’s common stock may be issued or transferred under the Amended 2022 Stock Plan pursuant to incentive stock options. Subject to adjustment as described below, the maximum aggregate grant date fair value (as determined for financial accounting purposes) of shares of common stock granted to any director in any one calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, will not exceed $750,000 in total value (or $1,000,000 during the calendar year in which the director’s initial term commences).

Shares of the Company’s common stock that are issued under the Amended 2022 Stock Plan or that potentially are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available. All shares so subtracted from the amount available under the Amended 2022 Stock Plan with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated, unexercised or unvested and any shares of the Company’s common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of the Company’s common stock will automatically again become available for issuance under the Amended 2022 Stock Plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares, as well as shares covered by a stock appreciation right, to the extent settled in shares of our common stock, and shares withheld by the Company to satisfy any tax withholding obligations will not again become available for issuance under the Amended 2022 Stock Plan.
Eligibility to Receive Awards
The Administrator selects the employees, consultants, advisors, independent contractors, and non-employee directors who will be granted awards under the Amended 2022 Stock Plan. Eligibility for stock options intended to be Incentive
Stock Options is limited to employees of the Company or certain subsidiaries. The actual number of employees, consultants, advisors, independent contractors, and non-employee directors who will receive an award under the Amended 2022 Stock Plan cannot be determined in advance because the Administrator has the discretion to select the participants. As of March 23, 2026, approximately 970 employees and 6 non-employee directors were eligible to participate in the Amended 2022 Stock Plan. As of this same date, no consultants, advisors or independent contractors would have been eligible to receive awards under this plan.
Stock Options
A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Amended 2022 Stock Plan, the Administrator may grant nonqualified stock options and incentive stock options, subject to the share limitations described above.
Exercise Price of an Option
The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of the Company’s common stock on the date of grant (or 110 percent of the fair market value of one share of the Company’s common stock on the date of grant of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). However, in the event options are granted as a result of the Company’s assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the Administrator pursuant to the conversion terms applicable to the transaction. At any time while the Company’s common stock is listed on The Nasdaq Global Market, “fair market value” under the Amended 2022 Stock Plan means the closing sale price of a share of the Company’s common stock at the end of the regular trading session as reported by The Nasdaq Global Market as of the date in question (or, if no shares were traded on such date, the next preceding day on which there was such a trade). As of March 23, 2026, the closing sale price of a share of the Company’s common stock on The Nasdaq Global Market was $73.92.
Payment of the Exercise Price of an Option
The total purchase price of the shares to be purchased upon exercise of an option will be paid in cash, or in the Administrator’s discretion, (i) by using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of the Company’s common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; (ii) by using a cashless exercise procedure pursuant to which the optionee surrenders to the Company shares of the Company’s common stock either underlying the option or that are otherwise held by the optionee; or (iii) by a combination of the foregoing methods. In the case of a “net exercise” of an option, the Company will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of the Company’s common stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised. Any shares of the Company’s common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

Option Exercises
Options may be exercised in whole or in installments, as determined by the Administrator, and the Administrator may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain specified performance objectives. An option may not become exercisable, nor remain exercisable after 10 years from its date of grant (five years from its date of grant in the case of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary).
Stock Appreciation Rights
A stock appreciation right is the right to receive a payment from the Company, in the form of shares of the Company’s common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of the Company’s common stock and a specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator. The Administrator will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, the Company’s common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.
The exercise price of a stock appreciation right will be determined by the Administrator, in its discretion, at the date of grant but may not be less than 100 percent of the fair market value of one share of the Company’s common stock on the date of grant. However, in the event that stock appreciation rights are granted as a result of the Company’s assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the Administrator pursuant to the conversion terms applicable to the transaction. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the Administrator in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after 10 years from its date of grant.
Stock appreciation rights may be granted alone or in addition to other incentive awards, or in tandem with an option, at the time of grant of the option. A stock appreciation right granted in tandem with an option will cover the same number of shares of the Company’s common stock as covered by the option (or such lesser number as the Administrator may determine), will be exercisable at such time or times and only to the extent that the related option is exercisable, have the same term as the option and will have an exercise price equal to the exercise price for the option. Upon the exercise of a stock appreciation right granted in tandem with an option, the option will be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an option having a related stock appreciation right, the stock appreciation right will be canceled automatically to the extent of the number of shares covered by the option exercise.
Restricted Stock Awards
A restricted stock award is an award of the Company’s common stock that vests at such times and in such installments as may be determined by the Administrator and, until it vests, is subject to restrictions on transferability and/or the possibility of forfeiture. The Administrator may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by the Company for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified performance objectives. To enforce the restrictions, the Administrator may place a legend on the stock certificates referring to such restrictions and may take other steps to enforce the restrictions.
Additionally, unless the Amended 2022 Stock Plan provides otherwise, a participant will have all voting, liquidation and other rights with respect to shares of the Company’s common stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if the participant were a holder of record of shares of the Company’s unrestricted common stock; provided that no dividends will be paid with respect to any unvested restricted stock award and any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Stock Unit Award or Restricted Stock Units
A stock unit award or restricted stock unit is a right to receive the fair market value of one or more shares of the Company’s common stock, payable in cash, shares of the Company’s common stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance objectives. Stock unit awards or restricted stock units will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator.
Performance Awards or Units
A participant may be granted one or more performance awards or units under the Amended 2022 Stock Plan, and such performance awards or units will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.
Stock Bonuses
A participant may be granted one or more stock bonuses under the Amended 2022 Stock Plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.
Dividend Equivalents
The Administrator may pay dividends or dividend equivalents based on the dividends declared on shares of the Company’s common stock with respect to the shares underlying an incentive award, as determined by the Administrator; provided, however, no dividend equivalents may be granted with respect to shares of the Company’s common stock underlying options or stock appreciation rights or with respect to any unvested incentive awards.
Consequences of Changes in our Capital Structure
In the event that the Administrator determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar corporate transaction or change in the corporate structure or shares of the Company affects the common stock such that any adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided or made available under the Amended 2022 Stock Plan, then the Administrator may adjust:
•The number and kind of securities or other property with respect to which incentive awards may be granted;
•The number and kind of securities or property subject to outstanding incentive awards; and
•The exercise price of outstanding options and stock appreciation rights.
Under appropriate circumstances, the Administrator may provide for the cancellation of outstanding incentive awards in exchange for a cash payment.
Consequences of a Merger or Similar Transaction
For incentive awards granted under the Amended 2022 Stock Plan on or after March 24, 2022, if a Change in Control (as defined below) occurs prior to the date on which an incentive award is vested and prior to the participant’s separation from service, if such incentive award remains outstanding following the Change in Control (whether by substitution with another award or otherwise), and if there is a termination of the participant’s employment or service with the Company and any subsidiary (or any successor) without “Good Cause” or without “Cause,” (as defined in any agreement between the participant and the Company, or if not so defined, without “Cause” as defined in the Amended 2022 Stock Plan), or a constructive termination, including a resignation by the participant for “Good Reason” (as may be defined in any agreement between the participant and the Company) at any time within the 24 months following the Change in Control, then the following will apply:
•All outstanding options and stock appreciation rights will become fully vested and exercisable;
•All incentive awards that are restricted stock awards, stock unit awards, and/or stock bonuses will become fully vested; and

•For all incentive awards that are performance awards, the Administrator will determine the extent to which performance conditions are met considering actual performance, in accordance with the terms of the Amended 2022 Stock Plan and the applicable award agreement.
In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), each outstanding incentive award (including the portion of the award that is not otherwise exercisable or non-forfeitable) will automatically lapse without the consent of any participant, unless pursuant to the terms of such Corporate Transaction the outstanding incentive award is required or permitted to remain outstanding or is assumed by the surviving company (or its parent company) or replaced with an equivalent incentive award granted by the surviving company (or its parent company) in substitution for such outstanding incentive award. If an incentive award lapses pursuant to the preceding sentence because it was not assumed or substituted for in connection with the Corporate Transaction, then (i) all the participant’s options and stock appreciation rights will become immediately vested and exercisable immediately prior to the consummation of the Corporate Transaction; (ii) all time-based vesting requirements on the participant’s incentive awards that are restricted stock awards, stock unit awards, and/or stock bonuses will be deemed to be satisfied in full; and (iii) with respect to each incentive award that is a performance award, the Administrator will determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Amended 2022 Stock Plan and the applicable award agreement. After giving effect to the vesting acceleration described herein, the Administrator will either (i) allow all participants to exercise all such options and stock appreciation rights to the extent vested and exercisable as of the consummation of such Corporate Transaction within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding incentive awards that remain unexercised or which are not otherwise vested upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding incentive awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the participant would have received (net of the exercise price) with respect to such vested incentive awards had such options and stock appreciation rights been exercised and such other vested incentive awards settled immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an incentive award lapses upon consummation of a Corporate Transaction and such award is not vested and non-forfeitable or the exercise price with respect to any outstanding option or stock appreciation right exceeds the fair market value of the Company’s common stock immediately prior to the consummation of the Corporate Transaction, such incentive awards will be cancelled without any payment to the participant.
For purposes of the Amended 2022 Stock Plan, a “Change in Control” of the Company occurs upon:
•The sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled, directly or indirectly, by the Company;
•The approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company;
•Any person becomes, after the effective date of the Amended 2022 Stock Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of: (i) 20 percent or more, but not 50 percent or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors; or (ii) 50 percent or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);
•A merger or consolidation to which the Company is a party if the Company’s stockholders immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving corporation representing (i) more than 50 percent but less than 80 percent of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (ii) 50 percent or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);
•The continuity directors (as of the effective date of the Amended 2022 Stock Plan) cease for any reason to constitute at least a majority of the Board; or
•Any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

If an incentive award is subject to Section 409A of the Code, no payment of cash or other property will be made with respect to such incentive award until the earlier of a change in control within the meaning of Section 409A of the Code or such time as such Incentive Award would have otherwise settled in the absence of a corporate transaction.
Transferability of Awards
In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the Amended 2022 Stock Plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary. Additionally, upon a participant’s request, the Administrator may permit a participant to transfer all or a portion of a non-statutory option, other than for value, to certain of the participant’s family members or related family trusts, foundations or other entities. Permitted transferees of non-statutory options will remain subject to all the terms and conditions of the incentive award applicable to the participant.
Effect of Termination of Employment or Other Services
If a participant ceases to be employed by, or perform other services for the Company, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the Administrator in its discretion as set forth below. Upon termination due to death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of one year thereafter (but in no event after the expiration date of any such option or stock appreciation rights), and all options and stock appreciation rights that are not exercisable, all unvested restricted stock awards, all outstanding but unpaid stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited. Upon termination for a reason, other than death, disability or retirement, which is not also for “cause” (as defined in the Amended 2022 Stock Plan), all outstanding options and stock appreciation rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option or stock appreciation right). Also, upon such termination all options and stock appreciation rights that are not exercisable, all unvested restricted stock awards, and all outstanding but unpaid stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited.
If a participant is determined by the Administrator, acting in its sole discretion, to have committed any action that would constitute cause, regardless of whether such action or the Administrator’s determination occurs before or after the termination of the participant’s employment with the Company or any subsidiary, all rights of the participant under the Amended 2022 Stock Plan and any award agreements evidencing an incentive award then held by the participant will terminate and any unvested portion of the incentive award will be forfeited without notice of any kind.
The Administrator at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, may cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, stock unit awards or restricted stock units, performance awards or units or stock bonuses then held by the participant to, terminate, vest or become free of restrictions and conditions to payment, as the case may be.
Clawback
The Administrator in its sole discretion may cancel, rescind, withhold or otherwise limit or restrict any incentive award at any time in the event that a participant materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any subsidiary, whether such breach occurs before or after termination of such participant’s employment or other service, to the extent disgorgement or forfeiture of the incentive award or any amounts received under the incentive award is required under a policy of the Company or any successor, or its or their subsidiaries, adopted to comply with applicable requirements of law or of any applicable stock exchange.

Amendment and Termination

Unless terminated earlier, the Amended 2022 Stock Plan will terminate on the day immediately preceding the tenth anniversary of its effective date. Incentive awards outstanding at the time the Amended 2022 Stock Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the Amended 2022 Stock Plan or any portion of the Amended 2022 Stock Plan at any time. In addition to the Administrator’s authority to amend the Amended 2022 Stock Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the Amended 2022 Stock Plan from time to time in order that incentive awards under the Amended 2022 Stock Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to the Amended 2022 Stock Plan will be effective without stockholder approval, if it is required under Section 422 of the Code or the Listing Rules of The Nasdaq Stock Market or if the amendment seeks to increase the number of shares reserved for issuance under the Amended 2022 Stock Plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re-pricing discussed above. Termination, suspension or amendment of the Amended 2022 Stock Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in the Company’s capitalization or a “change in control” of the Company.
Federal Tax Consequences to Participants as a Result of Receiving an Award under the Stock Plan
The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the Amended 2022 Stock Plan based on federal income tax laws in effect on the date of this Proxy Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended 2022 Stock Plan.
Nonqualified Stock Options
No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.
Incentive Stock Options
No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long- term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.
Restricted Stock
A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Stock Unit Awards and Restricted Stock Units
A participant generally will not recognize taxable income upon grant of restricted stock units. Instead, the participant generally will recognize ordinary income at the time the restricted stock units are settled equal to the fair market value of the shares on the settlement date less the amount, if any, paid for the shares.
Stock Appreciation Rights
A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the exercised shares on the exercise date and the corresponding exercise price of the stock appreciation right. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.
Dividend Equivalents
A participant generally will recognize ordinary income each time a payment is made or shares are received pursuant to the dividend equivalent equal to the fair market value of the payment made or shares received.
Tax Effects as a Result of Grants of Awards under the Stock Plan
We generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Amended 2022 Stock Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our certain executive officers. In addition, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our Stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
New Plan Benefits
Future awards under the Amended 2022 Stock Plan will be made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the Amended 2022 Stock Plan to any particular person or group in the future are not determinable at this time. For further information on awards to non-employee directors, see the section “Director Compensation” beginning on page 6 of this proxy statement.

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that were granted in the fiscal year ended December 31, 2025:

Name and position	Restricted Stock Awards (#)	Restricted Stock Units (#)	Performance Stock Units (#)(1)
Nikhil Lalwani	91,399	—	30,466
President and Chief Executive Officer
Stephen P. Carey	24,808	—	8,269
Senior Vice President, Finance and Chief Financial Officer
Christopher K. Mutz	24,808	—	8,269
Senior Vice President, Head of Rare Disease
Ori Gutwerg	15,668	—	5,222
Senior Vice President, Generics
Meredith W. Cook	16,974	—	5,658
Senior Vice President, General Counsel and Corporate Secretary
All current executive officers as a group (9 persons)	223,272	—	74,421
All current directors who are not executive officers as a group (6 persons)(2)	26,016	—	—
All employees, including all current officers who are not executive officers, as a group	479,557	23,240	5,438
_________________________
(1)Performance stock units are shown assuming target performance.
(2)All of the non-employee directors who were directors during 2025. Restricted stock awards that were granted to each director in the fiscal year ended December 31, 2025 are as follows: Thomas Haughey: 4,336; Matthew Leonard: 4,336; Antonio Pera: 4,336; Renee Tannenbaum: 4,336; Jeanne Thoma: 4,336 and Patrick Walsh 4,336.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	489,940	(2)	50.53	2,431,935	(3)
Equity Compensation Plans Not Approved by Security Holders	184,989	(4)	29.63	—
Total	674,929		39.53	2,431,935
__________________________
(1)The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding restricted stock units and performance stock units, which have no exercise price.
(2)Includes 166,512 stock options, 23,240 restricted stock units, and 300,188 performance stock units, which is the number of shares that will be issued if maximum performance is achieved, outstanding under the Stock Plan, each as of December 31, 2025. This figure does not include 1,558,810 restricted stock awards and units outstanding under the Stock Plan as of December 31, 2025.

(3)Includes 1,924,104 shares available for future issuance under the Stock Plan. This number also includes 507,831 shares available for future issuance under the Company’s 2016 Employee Stock Purchase Plan. Any share with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of the Company’s common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of the Company’s common stock will automatically again become available for issuance under the Stock Plan.
(4)Consists of shares underlying stock options granted outside of our Stock Plan pursuant to inducement awards to Mr. Lalwani on September 8, 2020, and to each of Messrs. Gutwerg and Mutz on February 15, 2021. These awards vested in four equal installments on the first four anniversaries of their respective grant dates.
Considerations of the Board
We believe that the approval of the Amended 2022 Stock Plan is essential to our continued success. Our executives, other employees, directors and consultants are our most valuable asset. Equity awards such as those provided under the Amended 2022 Stock Plan will substantially assist us in continuing to attract and retain executives, other employees, consultants and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees and consultants to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees, consultants and non-employee directors. The increase in the reserve of common stock available under the Amended 2022 Stock Plan will enable us to continue to grant such awards to executives, other eligible employees, our consultants and non-employee directors. If our stockholders do not approve the Amended 2022 Stock Plan by voting for Proposal 5, the share increase will not become effective.
Required Vote; Recommendation of the Board
The affirmative vote of a majority of the stock represented and entitled to vote on this proposal is required for the approval of this Proposal 5.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Common Stock and Class C Special Stock as of March 16, 2026 with respect to:
•each of our directors and NEOs;
•all directors and executive officers as a group; and
•each person who is known to own beneficially more than 5% of our Common Stock or Class C Special Stock.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
•all shares the Stockholder actually owns beneficially or of record;
•all shares over which the Stockholder has or shares voting or investment power; and
•all shares the Stockholder has the right to acquire within 60 days of March 16, 2026.
Unless otherwise indicated, all shares are or will be owned directly, and the indicated person has or will have sole voting and/or investment power. Unless otherwise indicated, the address of each person listed in the table is ANI Pharmaceuticals, Inc., 104 Carnegie Center Drive, Suite 300, Princeton, New Jersey 08540.
Beneficial ownership is determined in accordance with the rules of the SEC. The applicable percentage of ownership for each Stockholder is based on 22,750,198 shares of Common Stock and 10,864 shares of Class C Special Stock outstanding as of March 16, 2026.

	Common Stock Beneficially Owned		Class C Special Stock Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent	Number(1)	Percent
5% Stockholders or holders of Class C Special Stock:
BlackRock, Inc.(2)	2,517,424	11.1%	—	—
Vanguard Group(3)	1,288,972	5.7%	—	—
Louis W. Sullivan, M.D.(4)	—	—	2,777	25.6%
Hans Michael Jebsen(5)	—	—	2,777	25.6%
Angela Ho(6)	—	—	2,777	25.6%
Marcus Jebsen(7)	—	—	1,388	12.8%
Named Executive Officers and Directors:
Thomas Haughey(8)	41,155	*	—	—
Matthew Leonard(9)	6,864	*	—	—
Antonio Pera(10)	38,684	*	—	—
Muthusamy Shanmugam(11)	519,456	2.3%	—	—
Renee Tannenbaum(12)	25,157	*	—	—
Jeanne Thoma(13)	39,429	*	—	—
Patrick Walsh(14)	57,039	*	—	—
Nikhil Lalwani(15)	428,298	1.9%	—	—
Stephen P. Carey(16)	184,141	*	—	—
Christopher K. Mutz(17)	96,003	*	—	—
Ori Gutwerg(18)	74,386	*	—	—
Meredith W. Cook(19)	58,232	*	—	—
All executive officers and directors as a group (15 persons)	1,847,956	8.1%	—	—
__________________________
*Indicates beneficial ownership of less than 1%.

(1)Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock and class C special stock subject to options or warrants currently exercisable, or exercisable within 60 days of March 16, 2026, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock and class C special stock indicated. As of March 16, 2026, there were 23,630,681 shares of common stock issued, 22,750,198 shares of common stock outstanding and 10,864 shares of class C special stock issued and outstanding.
(2)Based solely on Schedule 13G/A filed by BlackRock, Inc. on October 17, 2025. BlackRock, Inc. has the sole power to vote or direct voting of 2,482,925 of the shares owned and sole power to dispose or to direct the disposition of 2,517,424 of our common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of our common stock held by BlackRock, Inc. According to the Schedule 13G/A, the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)Based solely on the Schedule 13G filed by The Vanguard Group on February 13, 2024 (the “February 2024 Schedule 13G”). The Vanguard Group reported in the February 2024 Schedule 13G that it has the sole power to vote or direct voting of 23,630 of the shares owned and sole power to dispose or to direct the disposition of 1,288,972 shares of our common stock. The Vanguard Group's clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock held by The Vanguard Group. According to the February 2024 Schedule 13G, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. On March 26, 2026, The Vanguard Group filed a Schedule 13G/A (the “March 2026 Schedule 13G/A”), which reported that The Vanguard Group beneficially owned 0.0% of our common stock as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated. In the March 2026 Schedule 13G/A, The Vanguard Group noted that certain subsidiaries or business divisions of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.
(4)The address of Louis W. Sullivan, M.D. is 5287 North Powers Ferry Road, Atlanta, GA 30327.
(5)The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.
(6)The address of Angela Ho is 386 Columbus Avenue, Apt. 16B, New York, NY 10024.
(7)The address of Marcus Jebsen is c/o MF Jebsen International Ltd., Island Place Tower, 29th Floor, 510 King’s Road, North Point, Hong Kong, China.
(8)These shares include options to purchase 4,634 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 4,336 shares of unvested restricted stock.
(9)These shares include 6,864 shares of unvested restricted stock.
(10)These shares include options to purchase 16,024 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 4,336 shares of unvested restricted stock.
(11)These shares include 49,594 shares held directly by Mr. Shanmugam, 32,942 shares of unvested restricted stock, 5,000 shares of the Company's common stock held of record by SS Pharma LLC, of which Mr. Shanmugam is the sole managing member, and 431,920 shares of the Company’s common stock held of record by Esjay LLC, of which Mr. Shanmugam is the sole managing member.
(12)These shares include 4,336 shares of unvested restricted stock.
(13)These shares include options to purchase 16,024 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 4,336 shares of unvested restricted stock.
(14)These shares include options to purchase 4,634 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 4,336 shares of unvested restricted stock.
(15)These shares include options to purchase 138,027 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 208,291 shares of unvested restricted stock.
(16)These shares include options to purchase 34,602 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 57,656 shares of unvested restricted stock.
(17)These shares include options to purchase 33,758 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 53,651 shares of unvested restricted stock.
(18)These shares include options to purchase 13,204 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 16, 2026 and 36,445 shares of unvested restricted stock.
(19)These shares include 41,868 shares of unvested restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In connection with our acquisition of Novitium, we entered into employment agreements with the two executives and founders of Novitium, Muthusamy Shanmugam and Chad Gassert. Both serve as executive officers of the Company and Mr. Shanmugam is also a member of the Board. Mr. Shanmugam holds a minority interest in Scitus Pharma Services Private Limited (“Scitus”), which provides clinical research services to Novitium. Mr. Shanmugam holds interests in certain entities with which the Company conducts business, including a majority interest in SS Pharma LLC (“SS Pharma”), which acquires and supplies API to Novitium; a minority interest in Nuray Chemical Private Limited (“Nuray”), from which we acquired certain assets; a majority interest in each of Esjay Pharma Private Limited and Esjay LLC (together, “Esjay”), which provides research and development services, certain finished goods, and certain consulting services to the Company; and a minority interest in each of SThree Chemicals Pvt Ltd and SThree Chemicals LLC (together, “SThree”), which acquires and supplies API to Novitium. Amounts paid to these entities since January 1, 2025 are as follows: Scitus, $4.5 million; Esjay, $7.2 million; SThree, $10.3 million; and Nuray, $5.3 million.
Policies and Procedures for Related Party Transactions
Our Board has delegated to the Audit and Finance Committee, pursuant to the terms of a written policy, the authority to review and approve or ratify related party transactions and other significant conflicts of interest in accordance with the Company's Related Party Transactions Policy and any other policies and procedures adopted by the Board. If it is not feasible for the Audit and Finance Committee to take an action with respect to a proposed related party transaction, our Board or another committee of the Board may approve or ratify it. No member of the Board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.
The Company’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company (including any of its subsidiaries) is, was, or will be a participant, and (c) any related party had, has or will have a direct or indirect interest, and includes any transaction requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.
Prior to entering into or amending any related party transaction, the party involved must provide notice to the Company’s finance department of the facts and circumstances of the proposed transaction, including:
•The related party’s relationship to the Company and his or her interest in the transaction;
•The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
•The purpose and benefits of the proposed related party transaction with respect to the Company;
•If applicable, the availability of other sources of comparable products or services; and
•An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
If the Company’s finance department and compliance officer determine the proposed transaction is a related party transaction, the proposed transaction is submitted to the Audit and Finance Committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the Audit and Finance Committee will consider, among other things, the following:
•The related party's relationship to the Company and interest in the transaction;
•The purpose and benefits of the transaction to the Company;
•The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, stockholder or executive officer;
•The availability of other sources for comparable products or services;
•The terms of the transaction, including material facts and aggregate value; and
•The terms available to unrelated third parties or to employees generally.

If a related party transaction is of the type that will be ongoing, the Audit and Finance Committee may establish guidelines for the Company to follow in its ongoing dealings with the related party. Thereafter, the Audit and Finance Committee shall, from time to time as the Audit and Finance Committee deems appropriate, review and assess such ongoing relationships with the Related Party to confirm that such relationships remain in compliance with the Audit and Finance Committee’s guidelines, if any, and that the transaction with the related party remains appropriate, in which case the Audit and Finance Committee will ratify any related party transactions that result from such ongoing relationships.
We also produce quarterly reports to the Audit and Finance Committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow the Company to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit and Finance Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under the Company’s policy, certain related party transactions as defined under the policy, will be deemed to be pre-approved by the Audit and Finance Committee and will not be subject to these procedures.
OTHER MATTERS
As of the date of this Proxy Statement, there are no other matters which our management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxy in the accompanying form of proxy will vote the shares they represent in accordance with their judgment (to the extent permitted by Rule 14a-4(c) of the Exchange Act).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our named executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2025, our named executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than that each of our executive officers, including Nikhil Lalwani, who is also a member of the Board, filed a delayed Form 4 on February 18, 2025. The executive officers that submitted these delayed Form 4 filings include Stephen Carey, Meredith Cook, Krista Davis, Chad Gassert, Ori Gutwerg, Nikhil Lalwani, Christopher Mutz, Thomas Rowland, and Muthusamy Shanmugam, and each Form 4 filed on February 18, 2025 contained two transactions that occurred on February 12, 2025.
ADDITIONAL INFORMATION
Householding
The SEC has adopted rules that permit companies and intermediaries, including brokers, banks and other nominee record holders to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” is designed to reduce duplicative mailings and save significant printing and processing costs as well as natural resources.
The Company will deliver promptly to any Stockholder upon written or oral request, a separate copy of this Proxy Statement and annual report to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder who wishes to receive a separate copy of this Proxy Statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 104 Carnegie Center Drive, Suite 300, Princeton, NJ 08540 or calling 1-646-368-8014. Stockholders can also obtain copies of this Proxy Statement and annual report on the Company’s website or on the SEC’s website. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all Stockholders at the shared address in the future.

Annual Report
Stockholders can access electronic copies of the Company’s Annual Report for the year ended December 31, 2025, together with the other proxy materials at www.proxyvote.com. A copy of the Company’s Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.anipharmaceuticals.com, by accessing the SEC’s EDGAR filing database at www.sec.gov, or upon written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 104 Carnegie Center Drive, Suite 300, Princeton, New Jersey, 08540.
Stockholder Proposals for Inclusion in Our 2027 Annual Meeting Materials
Stockholder proposals submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2027 Annual Meeting must be received by the Company on or before December 10, 2026, unless the date of the annual meeting in 2027 is changed by more than 30 calendar days from May 21, 2027, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Any other Stockholder proposals to be presented at the Company’s next annual meeting of Stockholders must be given in writing to the Company’s Secretary and received at the Company’s principal executive offices not later than February 20, 2027, nor earlier than January 21, 2027; provided, however, that in the event that the 2027 annual meeting is not held within 30 calendar days before or after May 21, 2027, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.
For a proposal to be presented at the annual meeting, the proposal must contain specific information required by the Company’s bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov, the Company’s website at www.anipharmaceuticals.com, or by writing to the Company’s Secretary. If a proposal is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the annual meeting and the Chair of the annual meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.
Director Nominations
In accordance with procedures set forth in the Company’s bylaws, Stockholders may propose nominees for election to the Board only after providing timely written notice to the Company’s Secretary and in accordance with the other procedures and requirements contained in the Company’s bylaws. The notice must set forth the information required by our bylaws. To be timely, a Stockholder’s notice with respect to our 2027 Annual Meeting must be delivered to or mailed and received at the Company’s principal executive offices on or before February 20, 2027, but not earlier than January 21, 2027; provided, however, that in the event that the 2027 Annual Meeting is not held within 30 days before or after May 21, 2027, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth day following the date on which the first public announcement of the date of the annual meeting was made. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which the first public announcement of the date of the special meeting was made. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must set forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed by the advance notice provisions of our Bylaws.
Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The Nominating and Corporate Governance Committee will consider only those Stockholder recommendations whose submissions comply with these procedural requirements. The Nominating and Corporate Governance Committee will evaluate candidates recommended by Stockholders in the same manner as those recommended by others.

Appendix A

ANI PHARMACEUTICALS, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN
(Amended on May 21, 2026)
1.Purpose of Plan.

The purpose of the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan (this “Plan”) is to advance the interests of ANI Pharmaceuticals, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified persons to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through opportunities for equity participation in the Company, and by rewarding such individuals who contribute to the achievement of the Company’s economic objectives.
The Plan was originally effective as of April 27, 2022, upon approval by the stockholders of the Company. The Plan was first amended and restated following its original effective date as of March 28, 2024. The Plan was then amended and restated following its original effective date as of May 22, 2025. This third amendment and restatement of the Plan is effective as of the Restatement Effective Date.
2.     Definitions.
The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1     “Board” means the Board of Directors of the Company.
2.2     “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.
2.3     “Cause” means “cause” as defined in any employment or other agreement or policy applicable to the Participant, or if no such agreement or policy exists, will mean (i) any crime involving dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.
2.4    “Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if under an Incentive Award that is subject to Section 409A of the Code, payment or settlement is triggered by a Change in Control, such that such payment or settlement would subject the Incentive Award to taxation under Section 409A of the Code, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code.
2.5    “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).
2.6    “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.
2.7    “Common Stock” means the common stock of the Company, par value $0.0001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.
2.8    “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.9    “Eligible Recipients” means (a) for the purposes of granting Incentive Stock Options, all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and (b) for the purposes of granting Non-Statutory Stock Options and other Incentive Awards, all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary. Notwithstanding the foregoing, an Eligible Person shall also include any individual who is expected to become an employee of the Company or any Subsidiary or a non-employee director, consultant, advisor or independent contractor of the Company or any Subsidiary within a reasonable period of time after the grant of an Incentive Award (other than an Incentive Stock Option); provided that any Award granted to any such individual shall be automatically terminated and cancelled without consideration if the individual does not begin performing services for the Company or any Subsidiary within twelve (12) months after the date such Incentive Award is granted.
2.10    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.11    “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock at the end of the regular trading session, as reported by The Nasdaq Stock Market, The New York Stock Exchange, The American Stock Exchange or any national exchange on which the Common Stock is then listed or quoted (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or, the closing sale price as of such date at the end of the regular trading session, as reported by OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith, and consistent with the definition of “fair market value” under Section 409A of the Code.
2.12    “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.
2.13    "Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
2.14    “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.
2.15    “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
2.16    “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17    “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon achievement of specified performance objectives during a specified period. A Performance Award is also commonly referred to as a “performance unit.”

2.18    “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise or vesting of such Incentive Award.
2.19    “Prior Plan Restatement” means any prior amendment and restatement of ANI Pharmaceuticals, Inc. 2008 Stock Incentive Plan.
2.20    “Restatement Effective Date” means May 21, 2026.
2.21    “Restricted Stock Award” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that are subject to restrictions on transferability and/or a risk of forfeiture.
2.22    “Retirement” means termination of employment or service at age 55 or older and completion of at least ten years of continuous service.

2.23    “Securities Act” means the Securities Act of 1933, as amended.
2.24    “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.
2.25    “Stock Bonus” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 11 of the Plan.
2.26    “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance objectives. A Stock Unit Award when payable in shares of Common Stock is also commonly referred to as a “restricted stock unit.”
2.27    “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).
2.28    “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.
3.     Plan Administration.
3.1    The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent” as required by the listing standards of The Nasdaq Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted). Such a committee, if established, will act by majority approval of the members (but may also take action by the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.
3.2    Authority of the Committee.
(a)     In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.
(b)    Subject to Section 3.2(d) of the Plan, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (i) the amended or modified terms must otherwise be permitted by the Plan as then in effect, and may not subject any Participant to taxation under Section 409A of the Code and (ii) any Participant adversely affected by such amended or modified terms must have consented to such amendment or modification.
(c)     In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225, Income Statement or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including any performance objectives) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, including the limitations in Section 3.2(a) and 3.2(b).

(d)    Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Incentive Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.
(e)    In addition to the authority of the Committee under Section 3.2(b) of the Plan and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e) of the Plan:
(i)    to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1 of the Plan; (ii) to effect any re-pricing in violation of Section 3.2(d) of the Plan; (iii) to grant Options or Stock Appreciation Rights having an exercise price in violation of Section 6.2 or 7.2 of the Plan, as the case may be; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of The Nasdaq Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted). In addition, the Committee shall have no authority to grant any Incentive Award on or after April 10, 2020 that vests or becomes exercisable earlier than twelve months after such Incentive Award was granted; provided, however, that this minimum vesting condition shall not apply to (x) any Incentive Award that is outstanding on April 9, 2020, or (y) Incentive Awards granted on or after April 10, 2020 with respect to which the aggregate number of shares issuable pursuant to such Incentive Awards do not exceed 5% of the aggregate number of shares of Common Stock reserved for issuance under the Plan as of April 10, 2020 less the sum of the number of shares of Common Stock issued under the Plan prior to April 10, 2020 and the number of shares of Common Stock underlying Incentive Awards that were outstanding as of April 10, 2020 (collectively, “Exempted Awards”).
4.    Shares Available for Issuance.
4.1    Maximum Number of Shares Available; Certain Restrictions on Awards.
(a)    Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of: (x) 7,260,000 shares, plus up to an additional 962,000 shares subject to approval of the Company’s stockholders on the Restatement Effective Date, which if approved in full will result in a new aggregate share reserve of 8,222,000 shares; (y) the number of shares of Common Stock subject to Incentive Awards granted under any Prior Plan Restatement or under the Plan that remain outstanding as of the Restatement Effective Date but only to the extent that such outstanding Incentive Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock; and (z) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity.
(b)     The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.
(c)    Subject to adjustment as described below in Section 4.2 and 4.3 below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 8,222,000 shares of Company Stock.
(d)    Subject to adjustment as described below in Section 4.2 and 4.3 below, the maximum aggregate grant date value of shares of Common Stock subject to Incentive Awards granted to any director during any calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Incentive Awards shall be calculated based on the grant date fair value of such Incentive Awards for financial reporting purposes. The limitation described in this paragraph shall be increased to $1,000,000 with respect to Incentive Awards made to a director during the calendar year in which the director’s initial term commences.
4.2    Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award (other than Incentive Awards granted pursuant to Section 4.1(c)) that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) of the Plan or the tender or attestation as to ownership of Previously Acquired Shares pursuant to Section 6.4(a) of the Plan will not again become available for issuance under the Plan; (ii) the full number of shares of Common Stock subject to a Stock Appreciation Right granted that are settled by the issuance of shares of Common Stock will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right, and will not again become available for issuance under the Plan; and (iii) shares withheld by the Company to pay the exercise price of any Incentive Award or satisfy any tax withholding obligation will not again become available for issuance under the Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards. Subject to the foregoing, any shares of Common Stock related to Incentive Awards under this Plan or under any Prior Plan Restatement that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, or are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Incentive Awards not involving shares, will be available again for grant under this Plan.
4.3    Adjustments to Shares and Incentive Awards. In the event that the Committee determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar corporate transaction or change in the corporate structure or shares of the Company affects the Common Stock, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided or made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of securities or other property with respect to which Incentive Awards may be granted, (b) the number and kind of securities or property subject to outstanding Incentive Awards, and (c) the exercise price of outstanding Options and Stock Appreciation Rights or, if it deems it appropriate, the Committee may make provision for a cash payment to the holders of outstanding Incentive Awards. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or Stock Appreciation Rights to the extent that such adjustment would cause the Option or Stock Appreciation Rights (determined as if such Option or Stock Appreciation Right was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Participant to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
5.     Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.
6.     Options.
6.1    Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).
6.2    Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.
6.3    Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more specified performance objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that no Option may be exercisable after ten (10) years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
6.4    Payment of Exercise Price.
(a)     The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b)    In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1 of the Plan.

(c)    Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5    Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Princeton, New Jersey and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.
7.    Stock Appreciation Rights.
7.1    Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, shares of Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

7.2    Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

7.3    Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4    Grants in Tandem with Options. Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, at the time of grant of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.     Restricted Stock Awards.

8.1    Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more specified performance objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.
8.2    Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.
8.3    Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.
8.4    Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificate less book-entry stock account with the Company’s transfer agent.
9.    Stock Unit Awards.
An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more specified performance objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.
10.    Performance Awards.
An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.
11.    Stock Bonuses.
An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.
12.    Effect of Termination of Employment or Other Service. The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.3 of the Plan.
12.1    Termination Due to Death, Disability or Retirement. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:
(a)    All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;
(b)    All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and
(c)    All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.
12.2    Termination for Reasons Other than Death, Disability or Retirement. Subject to Section 12.4 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):
(a)    All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b)    All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and
(c)    All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.
12.3    Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clause (ii), below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards, Performance Awards or Stock Bonuses then held by such Participant to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that any such action adversely affecting any outstanding Incentive. Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan).
12.4    Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3 of the Plan, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and any unvested portion of the Incentive Award be forfeited without notice of any kind.
12.5    Determination of Termination of Employment or Other Service.
(a)    The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant, director or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.
(b)    The change in a Participant’s status from that of a non-employee consultant, director or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant, director or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a), above).
(c)    Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.
(d)    Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code shall be treated as a termination of employment or service, as the case may be.
12.6    Breach of Employment, Consulting, Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan or in any Incentive Award granted hereunder to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, the Committee in its sole discretion may cancel, rescind, withhold or otherwise limit or restrict any Incentive Award at any time in the event that a Participant materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of an Incentive Award), whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, to the extent disgorgement or forfeiture of the Incentive Award or any amounts received under the Incentive Award is required under a policy of the Company or any successor, or its or their subsidiaries, adopted to comply with applicable requirements of law (including Section 10D of the Securities Exchange Act of 1934, as amended) or of any applicable stock exchange.

13.    Payment of Withholding Taxes.
13.1    General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant to promptly remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award. Shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation, will be valued at their Fair Market Value on the Tax Date. No withholding will be effected under this Plan which exceeds the minimum statutory withholding requirements.
13.2    Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by withholding shares of Common Stock underlying an Incentive Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.
14.    Change in Control.
14.1    A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a)    the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;
(b)    the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;
(c)    any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);
(d)    a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors (as defined below), or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);
(e)    the Continuity Directors cease for any reason to constitute at least a majority of the Board; or
(f)    any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.
For purposes of this Section 14, “Continuity Directors” of the Company will mean any individuals who are members of the Board on the Restatement Effective Date and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).
14.2    Vesting Upon a Change in Control. For Incentive Awards granted under the Plan on or after March 24, 2022, if a Change in Control occurs prior to the date on which an Incentive Award is vested and prior to the Participant’s separation from service, if such Incentive Award remains outstanding following the Change in Control (whether by substitution with another award or otherwise), and if there is a termination of the Participant’s employment or service with the Company and any subsidiary (or any successor) without “Good Cause” or without “Cause,” (as defined in any agreement between the Participant and the Company, or if not so defined, without “Cause” as defined in the Plan), or a constructive termination, including a resignation by the Participant for “Good Reason” (as may be defined in any agreement between the Participant and the Company) at any time within the twenty-four (24) months following the Change in Control, then the following shall apply:
•All outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable;
•All Incentive Awards that are Restricted Stock Awards, Stock Unit Awards, and/or Stock Bonuses shall become fully vested; and
•For all Incentive Awards that are Performance Awards, the Committee shall determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Plan and the applicable Award Agreement.
14.3    Cash Payment.

(a)    In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), each outstanding Incentive Award (including the portion of the award that is not otherwise exercisable or non-forfeitable) shall automatically lapse without the consent of any Participant, unless pursuant to the terms of such Corporate Transaction the outstanding Incentive Award is required or permitted to remain outstanding or is assumed by the surviving company (or its parent company) or replaced with an equivalent Incentive Award granted by the surviving company (or its parent company) in substitution for such outstanding Incentive Award. If an Incentive Award lapses pursuant to the preceding sentence because it was not assumed or substituted for connection with the Corporate Transaction, then (i) all the Participant’s Options and Stock Appreciation Rights shall become immediately vested and exercisable immediately prior to the consummation of the Corporate Transaction; (ii) all time-based vesting requirements on Participant’s Incentive Awards that are Restricted Stock Awards, Stock Unit Awards, and/or Stock Bonuses shall be deemed to be satisfied in full; and (iii) with respect to each Incentive Award that are Performance Awards, the Committee shall determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Plan and the applicable Award Agreement. After giving effect to the vesting acceleration described herein, the Committee shall either (i) allow all Participants to exercise all such Options and Stock Appreciation Rights to the extent vested and exercisable as of the consummation of such Corporate Transaction within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Incentive Awards that remain unexercised or which are not otherwise vested upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding Incentive Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Participant would have received (net of the exercise price) with respect to such vested Incentive Awards had such Options and Stock Appreciation Rights been exercised and such other vested Incentive Awards settled immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Incentive Award lapses upon consummation of a Corporate Transaction and such award is not vested and non-forfeitable or the exercise price with respect to any outstanding Option or Stock Appreciation Right exceeds the Fair Market Value of the Common Stock immediately prior to the consummation of the Corporate Transaction, such Incentive Awards shall be cancelled without any payment to the Participant.
(b)     Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Incentive Award will terminate immediately upon consummation of such proposed action, unless otherwise provided by the Committee. Any Incentive Awards that are not vested and non-forfeitable as of the consummation of such proposed action and any Options or Stock Appreciation Rights that remain unexercised upon consummation of such proposed action shall be cancelled without any payment to the Participant.
(c)    Special Provisions for Incentive Awards Subject to Section 409A of the Code. Notwithstanding the foregoing provisions of this Section 14.3, if an Incentive Award is subject to Section 409A of the Code, no payment of cash or other property shall be made with respect to such Incentive Award until the earlier of a Change in Control within the meaning of Section 409A of the Code or such time as such Incentive Award would have otherwise settled in the absence of a Corporate Transaction.
15.    Rights of Eligible Recipients and Participants; Transferability.

15.1    Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any.
Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.2    Rights as a Stockholder; Dividends. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.
15.3    Restrictions on Transfer.
(a)    Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
(b)    A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.
(c)    Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgments, opinion of counsel, or other documents by the transferee.
15.4    Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
16.    Securities Law and Other Restrictions.
Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
17.    Compliance with Section 409A.
It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 17 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless and only to the extent permitted under Section 409A of the Code.
18.    Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e) of the Plan, the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of The Nasdaq Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted); or (ii) such amendment seeks to increase the number of shares authorized for issuance hereunder (other than by virtue of an adjustment under Section 4.3 of the Plan) or to modify Section 3.2(d) of the Plan. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan.

19.    Effective Date and Duration of the Plan.
The Plan will be effective as of the Restatement Effective Date and will terminate on the day immediately preceding the tenth anniversary of its Restatement Effective Date, if not terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.
20.    Miscellaneous.
20.1    Dividend Equivalents. Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards.
20.2    Fractional Shares. No fractional shares of Common Stock will be issued or delivered under the Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid.
20.3    Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.
20.4    Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

20.5    Construction. Wherever possible, each provision of the Plan and any agreement evidencing an Incentive Award granted under the Plan will be interpreted so that it is valid under the applicable law. If any provision of the Plan or any agreement evidencing an Incentive Award granted under the Plan is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of the Plan and the Incentive Award agreement also will continue to be valid, and the entire Plan and Incentive Award agreement will continue to be valid in other jurisdictions.

Appendix B

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income (loss), excluding income tax expense (benefit), interest expense, net, other (income) expense, net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

B-1

Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Twelve Months Ended December 31,			Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income (Loss)	$78,337	$(18,522)	As reported:	$883,366	$614,376	$341,310	$250,210	$317,745	$249,636	$51,664	$44,581

Add/(Subtract):
Interest expense, net	20,060	17,602
Other (income) expense, net	(1,934)	4,033
Loss on extinguishment of debt	—	7,468
Income tax expense (benefit)	17,454	(3,690)
Depreciation and amortization	91,417	67,731
Contingent consideration fair value adjustment	(31,012)	(619)
Unrealized gain on investment in equity securities	(2,824)	(6,307)
Intangible asset impairment charge	767	7,600
Loss (gain) on disposal of assets	382	(5,347)
Stock-based compensation	37,929	29,344	Stock-based compensation	—	—	(1,803)	(1,277)	(33,982)	(26,533)	(2,144)	(1,534)
M&A transaction and integration expenses	3,823	20,163	M&A transaction and integration expenses	—	—	—	—	(3,823)	(20,163)	—	—
Litigation expenses	15,278	6,395	Litigation expenses	—	—	—	—	(15,278)	(6,395)	—	—
Inventory step-up amortization	—	13,599	Inventory step-up amortization	—	—	—	(13,599)	—	—	—	—
Severance	105	6,365	Severance	—	—	—	—	(105)	(6,365)	—	—
Equity payout	—	10,190	Equity payout	—	—	—	—	—	(9,171)	—	(1,019)
Adjusted non-GAAP EBITDA	$229,782	$156,005	As adjusted:	$883,366	$614,376	$339,507	$235,334	$264,557	$181,009	$49,520	$42,028

B-2

ani Pharmaceuticals, Inc.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by May 20, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91399-P46617 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ANI PHARMACEUTICALS, INC.

The Board of Directors recommends you vote "FOR" each of the following director nominees:

1. Election of Directors

Director Nominees:	For	Against	Abstain
1a. Thomas J. Haughey	☐	☐	☐
1b. Nikhil Lalwani	☐	☐	☐
1c. Matthew J. Leonard, R.Ph.	☐	☐	☐
1d. Antonio R. Pera	☐	☐	☐
1e. Muthusamy Shanmugam	☐	☐	☐
1f. Renee P. Tannenbaum, Pharm.D.	☐	☐	☐
1g. Jeanne A. Thoma	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposal 2.	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposal 3.	For	Against	Abstain
3. To approve the compensation of the Company's named executive officers, on a non-binding, advisory basis.	☐	☐	☐

The Board of Directors recommends you vote "1 YEAR" for Proposal 4.	1 Year	2 Years	3 Years	Abstain
4. To approve the frequency of future advisory votes to approve the compensation of the Company's named executive officers, on a non-binding, advisory basis.	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposal 5.	For	Against	Abstain
5. To approve the Amended and Restated 2022 Stock Incentive Plan.	☐	☐	☐

NOTE: To transact such other business that may properly come before the Annual Meeting (including adjournments or postponements).

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES SET FORTH IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 5, "FOR 1 YEAR" FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE ANNUAL MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V91400-P46617

Proxy Card
Virtual Annual Meeting of Stockholders
to be held May 21, 2026, 9:00 AM Eastern Time
ANI PHARMACEUTICALS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Virtual Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 AM Eastern Time, on May 21, 2026. The undersigned further hereby appoint(s) Nikhil Lalwani and Stephen P. Carey, or either of them, with power to act as proxy and attorney-in-fact and with full power of substitution and hereby authorize(s) each of them to represent and vote, as provided on the reverse side, all the voting shares of ANI Pharmaceuticals, Inc. that the undersigned is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES SET FORTH IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 5, "FOR 1 YEAR" FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side.